IMPORTANT NOTICE

IMPORTANT:  You must read the following disclaimer before continuing.  The notice on this page applies to the Consent Solicitation Memorandum (the “Memorandum”) following this Notice, whether received by email or otherwise received as a result of electronic communication and you are therefore advised to read this page carefully before reading, accessing or making any other use of the Memorandum.  In reading, accessing or making any other use of the Memorandum, you agree to be bound by the terms and conditions on this page, including any modifications to them from time to time and any information you receive from us at any time.

THIS DOCUMENT (WHICH EXPRESSION WHEN USED IN THIS NOTICE INCLUDES THE MEMORANDUM) IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.  If you are in any doubt as to the contents of the Memorandum or the action you should take, you are recommended to seek your own financial advice, including in respect of any tax consequences, immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser authorised under the United Kingdom Financial Services and Markets Act 2000, or from another appropriately authorised independent financial adviser.

Confirmation of your representations:  You have been sent the Memorandum at your request and on the basis that you have confirmed to UBS Limited (the “Solicitation Agent”), Lucid Issuer Services Limited (the “Tabulation Agent”) and Open Joint Stock Commercial Bank Nadra (“Nadra”) that:

(a)	you are a holder or a beneficial owner of the U.S.$175,000,000 9.25 per cent. Loan Participation Notes due 2010 issued by HSBC Bank plc;
(b)
you are not located or resident in the Republic of Italy, you received the Memorandum and any invitation to participate in the consent solicitation (the “Consent Solicitation”) outside the Republic of Italy and you are not acting on behalf of investors located or resident in the Republic of Italy;

(c)	you shall not pass on this Memorandum to third parties or otherwise make the Memorandum publicly available in Ukraine;
(d)	you are not a person to whom it is unlawful to send the Memorandum or to make the Consent Solicitation under any other applicable law or regulation;
(e)	you consent to delivery of the Memorandum and any amendments or supplements thereto by electronic transmission to you; and
(f)	you have understood and agree to the terms set forth herein.
The Consent Solicitation is made for the securities of a non-U.S. company.  The Consent Solicitation is subject to disclosure requirements of a non-U.S. country that are different from those of the United States.

It may be difficult for you to enforce your rights and any claim you may have arising under the United States federal securities laws, since Nadra and all of its officers and directors are residents of a foreign country.  You may not be able to sue a non-U.S. company or its officers or directors, in a non-U.S. court for violations of the United States securities laws.  It may be difficult to compel a non-U.S. company and its affiliates, or a foreign sovereign state, to subject themselves to a United States court’s judgment.

The Memorandum is being sent to U.S. holders pursuant to an exemption from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”) and, accordingly, the Consent Solicitation has not been and will not be registered with the U.S. Securities and Exchange Commission (the “SEC”).  The Notes have not been and will not be registered under the Securities Act or the securities law of any state or jurisdiction of the United States.

THE MEMORANDUM AND THE ATTACHED DOCUMENTS HAVE NOT BEEN FILED WITH OR REVIEWED BY ANY SECURITIES COMMISSION OR REGULATORY AUTHORITY OF ANY COUNTRY, NOR HAS ANY SUCH COMMISSION OR AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THE MEMORANDUM, EXCEPT THAT NADRA HAS FURNISHED OR WILL FURNISH THE MEMORANDUM AND THE ATTACHED DOCUMENTS TO THE SEC.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND MAY BE A CRIMINAL OFFENCE IN THAT COUNTRY.

You are reminded that the attached Memorandum has been delivered to you on the basis that you are a person into whose possession the Memorandum may lawfully be delivered in accordance with the laws of the jurisdiction in which you are located and/or resident and you may not, nor are you authorised to, deliver the Memorandum, electronically or otherwise, to any other person.

The distribution of the attached Memorandum in certain jurisdictions may be restricted by law and persons into whose possession the Memorandum comes are requested to inform themselves about, and to observe, any such restrictions.  No action has been or will be taken in any jurisdiction in relation to the Consent Solicitation that would permit a public offering of securities.

The materials relating to the Consent Solicitation do not constitute, and may not be used in connection with, an offer or consent solicitation in any place where offers or consent solicitations are not permitted by law.  This document has been sent to you in an electronic form.  You are reminded that documents transmitted via this medium may be altered or changed during the process of electronic communication and consequently none of the Solicitation Agent, the Tabulation Agent, Nadra, the

Original Issuer, the New Issuer, the Principal Paying Agent, the Swiss Paying Agent, the Registrar or the Trustee (as each are defined in the Memorandum) or any person who controls such person, or, in each case, any director, officer, employee or agent of any such person or any affiliate of any such person, accepts any liability or responsibility whatsoever in respect of any differences or discrepancies between the Memorandum distributed to you in electronic format and the hard copy version available to you on request from the Solicitation Agent or the Tabulation Agent.

Any person (an “Investor”) intending to acquire or acquiring any Notes from any person (an “Offeror”) will do so, and offers and sales of Notes to an Investor by an Offeror will be made, in accordance with any terms and other arrangements in place between such Offeror and such Investor including as to price, allocations and settlement arrangements. Whilst such offer or sale could result in an offer to the public as defined in section 102B of the Financial Services and Markets Act 2000 (“FSMA”), none of the Original Issuer, the New Issuer or the Solicitation Agent will be a party to any such arrangements with Investors in connection with any such offer or sale of Notes and, accordingly, will not be responsible for or liable to any Investor or Offeror or other person in respect of any such offer or sale.  If an Investor or Offeror is in any doubt about whether any such offer or sale could result in an offer to the public as so defined, it should take legal advice.

THE MEMORANDUM MAY NOT BE DOWNLOADED, FORWARDED OR DISTRIBUTED, IN WHOLE OR IN PART, TO ANY OTHER PERSON AND MAY NOT BE REPRODUCED IN ANY MANNER WHATSOEVER AND, IN PARTICULAR, SHOULD NOT BE FORWARDED TO ANY ITALIAN PERSON OR TO ANY PERSON OR ADDRESS IN THE REPUBLIC OF ITALY.  ANY DOWNLOADING, FORWARDING, DISTRIBUTION OR REPRODUCTION OF THIS DOCUMENT IN WHOLE OR IN PART IS UNAUTHORISED.  FAILURE TO COMPLY WITH THIS DIRECTIVE MAY RESULT IN A VIOLATION OF THE APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF ITALY AND OTHER JURISDICTIONS.

The Consent Solicitation is made for the securities of a non-U.S. company.  The Consent Solicitation is subject to disclosure requirements of a non-U.S. country that are different from those of the United States.

It may be difficult for you to enforce your rights and any claim you may have arising under the United States federal securities laws, since Nadra and all of its officers and directors are residents of a foreign country.  You may not be able to sue a non-U.S. company or its officers or directors, in a non-U.S. court for violations of the United States securities laws.  It may be difficult to compel a non-U.S. company and its affiliates, or a foreign sovereign state, to subject themselves to a United States court’s judgment.

NOT FOR DISTRIBUTION TO ANY PERSON LOCATED OR RESIDENT IN THE REPUBLIC OF ITALY.

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

CONSENT SOLICITATION MEMORANDUM

SOLICITATION OF CONSENTS
by
OPEN JOINT STOCK COMMERCIAL BANK NADRA
(“Nadra” or the “Borrower”)
(incorporated in Ukraine)

acting on behalf of HSBC Bank plc (the “Original Issuer”)
and in conjunction with the proposed successor issuer, NDR Finance plc (the “New Issuer”)

in respect of the outstanding
U.S.$175,000,000 9.25 per cent. Loan Participation Notes due 2010 (the “Notes”) issued by, but without recourse to, the Original Issuer for the sole purpose of funding a loan to the Borrower.

ISIN: XS0307202530	Common Code: 030720253	Swiss Security Number: 3222360
The Original Issuer (acting in conjunction with its proposed successor, the New Issuer), at the request and under the instructions of Nadra, hereby solicits (the “Solicitation”) proxies from the beneficial holders of the outstanding Notes (the “Noteholders”) to consider and, if thought fit, pass an extraordinary resolution (the “Extraordinary Resolution”) at a meeting of Noteholders to be held at 11.00 a.m. (London time) on 16 June (the “Meeting”) to approve amendments to (i) the terms and conditions of the Notes, (ii) the loan agreement dated 25 June 2007 entered into by the Original Issuer and Nadra relating to the Notes (the “Loan Agreement”), (iii) the trust deed dated 28 June 2007 entered into by the Original Issuer and the Trustee (as defined below) (the “Trust Deed”) and (iv) the agency agreement dated 28 June 2007 entered into by, inter alios, the Original Issuer, the Principal Paying Agent, the Registrar, the Swiss Paying Agent and the Trustee (each as defined below) (the “Agency Agreement”), as more fully described herein (the “Proposal”).

The Proposal has been formulated and is being proposed by the Borrower.  None of the Original Issuer, the New Issuer, the Tabulation Agent, the Principal Paying Agent, the Swiss Paying Agent, the Registrar, the Trustee, the Solicitation Agent (as defined below) nor any of their affiliates has been involved in the formulation of the Proposal and none of them accepts any responsibility or liability for the sufficiency or adequacy of the Proposal or the legality, validity or enforceability of the Proposal.  None of the Original Issuer, the New Issuer, the Trustee, the Tabulation Agent, the Principal Paying Agent, the Swiss Paying Agent, the Registrar, the Solicitation Agent nor any of their affiliates makes any recommendation to Noteholders as to whether or not to agree to the Proposal and to vote in favour of the Extraordinary Resolution.

The notice convening the Meeting at the offices of White & Case LLP, 5 Old Broad Street, London EC2N 1DW, United Kingdom at which the Extraordinary Resolution to approve the Proposal and its implementation will be considered and, if thought fit, passed, has been published on 1 June 2010 in accordance with the terms and conditions of the Notes.  A copy of the form of the notice is set out in the Appendix A (Form of Notice of the Meeting) to this Consent Solicitation Memorandum (the “Memorandum”).

Subject to the terms and conditions specified in this Memorandum, Noteholders who submit a valid electronic voting instruction (an “Electronic Voting Instruction”) in favour of the Extraordinary Resolution by no later than 11.00 a.m. (London time) on the Expiration Date (as defined below) and who have not validly revoked their Electronic Voting Instruction or otherwise made arrangements to abstain from voting in respect of the Extraordinary Resolution will be entitled to receive the Consent Fee (as defined below) on the Settlement Date (as defined below) if the Extraordinary Resolution is passed. Following receipt by the Clearing Systems of the Consent Fee, the Proposal outlined therein and the subject of the Extraordinary Resolution will become effective.  Noteholders who have submitted Electronic Voting Instructions shall not be entitled to revoke such instruction, unless otherwise required by law or permitted by the Trust Deed.

Solicitation Agent
UBS INVESTMENT BANK

1 June 2010

Noteholders who submit or deliver their Electronic Voting Instructions after the Expiration Time will not be eligible to receive the Consent Fee.

Noteholders who vote in favour of the Extraordinary Resolution relating to the Proposal in accordance with the Solicitation and prior to the Expiration Time (as defined below) will, if the Extraordinary Resolution is passed, receive the Consent Fee (as defined below) on the Settlement Date (as defined below). Following receipt by the Clearing Systems of the Consent Fee, the Proposal outlined herein and the subject of the Extraordinary Resolution will become effective.

NOTEHOLDERS MUST ENSURE DELIVERY OF THEIR ELECTRONIC VOTING INSTRUCTIONS VIA THE CLEARING SYSTEMS TO THE REGISTRAR, REGISTERED HOLDERS AND THE TABULATION AGENT (AS DEFINED BELOW) PRIOR TO THE EXPIRATION TIME (AS DEFINED BELOW), OR, IF EARLIER, BEFORE THE EXPIRATION TIME AND/OR EXPIRATION DATE SET BY THE RELEVANT CLEARING SYSTEM (AS DEFINED BELOW).

NOTEHOLDERS SHOULD CONTACT THEIR BROKER, DEALER, COMMERCIAL BANK, CUSTODIAN, TRUST COMPANY OR ACCOUNTHOLDER, AS THE CASE MAY BE, TO CONFIRM THE DEADLINE FOR RECEIPT OF THEIR ELECTRONIC VOTING INSTRUCTIONS SO THAT SUCH ELECTRONIC VOTING INSTRUCTIONS MAY BE PROCESSED AND DELIVERED TO THE TABULATION AGENT IN A TIMELY MANNER AND IN ACCORDANCE WITH THE RELEVANT DEADLINES.

UBS Limited (the “Solicitation Agent”) is acting exclusively for Nadra and no one else in relation to the Solicitation and will not be responsible to anyone other than Nadra for providing the protections afforded to their customers or for giving advice in relation to the Solicitation.  The Solicitation Agent and/or its associates may have a holding in, or may from time to time provide advice or other investment services in relation to, or engage in transactions involving, the Notes.

Direct participants in any Clearing System by submission of Electronic Voting Instructions authorise such Clearing System to disclose their identity to the Original Issuer, the New Issuer, Nadra, the Solicitation Agent, the Principal Paying Agent, the Swiss Paying Agent, the Registrar, Lucid Issuer Services Limited (the “Tabulation Agent”) and the Trustee.

BEFORE MAKING ANY DECISIONS IN RESPECT OF THE PROPOSAL NOTEHOLDERS SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION CONTAINED IN THIS MEMORANDUM AND IN PARTICULAR THE RISK FACTORS SET OUT ON PAGES 19 THROUGH 22 (INCLUSIVE) OF THIS MEMORANDUM.

The distribution of this Memorandum in certain jurisdictions may be restricted by law.  Persons into whose possession this Memorandum comes are required by the Original Issuer, the New Issuer, the Principal Paying Agent, the Swiss Paying Agent, the Trustee, the Tabulation Agent, Nadra and the Solicitation Agent to inform themselves about, and to observe, any such restrictions.  The Proposal is not being made to Noteholders in any jurisdiction in which the Proposal or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Capitalised terms used herein are defined in “Definitions”.  References in this Memorandum to a specific time are, unless otherwise indicated herein, to London time on the relevant day or date.

Questions relating to the terms of the Solicitation and requests for additional copies of this Memorandum may be directed to the Solicitation Agent at the address and telephone number set forth at the end of this Memorandum.  Questions or requests for assistance in connection with voting at the meeting and/or the delivery of Electronic Voting Instructions must be directed to the Tabulation Agent at the address and telephone number set forth at the end of this Memorandum.

Nadra accepts responsibility for the information contained in this Memorandum.  To the best of the knowledge and belief of Nadra (having taken all reasonable care to ensure that such is the case), the information contained in this Memorandum is in accordance with the facts and does not omit anything likely to affect the import of such information.  Nadra has not authorised the Solicitation Agent or any other person to give any information or to make any representation not contained in, or not consistent with, this

Memorandum and, if given or made, such information or representation must not be relied upon as having been authorised by Nadra or any other person.

The statements made in this Memorandum are made as of the date hereof and delivery of this Memorandum and the accompanying materials at any time does not imply that the information herein or therein is correct as of any subsequent date.

None of the Original Issuer, the New Issuer, the Trustee, the Solicitation Agent, the Principal Paying Agent, the Swiss Paying Agent, the Registrar or the Tabulation Agent has independently verified the information contained herein.  Accordingly, no representation, warranty or undertaking, express or implied, is made and no responsibility or liability is accepted or assumed by the Original Issuer, the New Issuer, the Trustee, the Solicitation Agent, the Principal Paying Agent, the Swiss Paying Agent, the Registrar or the Tabulation Agent as to the accuracy or completeness of the information contained or incorporated by reference in this Memorandum or any other information provided by Nadra in connection with the Solicitation.

The distribution of this Memorandum may be restricted by law in certain jurisdictions.  None of the Original Issuer, the New Issuer, Nadra, the Solicitation Agent, the Trustee, the Principal Paying Agent, the Swiss Paying Agent, the Registrar, the Tabulation Agent or any other person represents that this Memorandum may be lawfully distributed in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to an exemption thereunder, or assumes any responsibility for facilitating any such distribution.  Persons into whose possession this Memorandum comes are required by the Original Issuer, the New Issuer, Nadra, the Solicitation Agent, the Trustee, the Principal Paying Agent, the Swiss Paying Agent, the Registrar and the Tabulation Agent to inform themselves about, and to observe, any such restrictions.  None of the Original Issuer, the New Issuer, Nadra, the Solicitation Agent, the Trustee, the Principal Paying Agent, the Swiss Paying Agent, the Registrar or the Tabulation Agent will incur any liability for the failure of any person or persons to comply with the provisions of any such restrictions.

This Memorandum is issued and directed only to the Noteholders and no other person shall be, or is entitled to rely or act on, or be able to act on, its content.

The Solicitation Agent and/or the Original Issuer may, to the extent permitted by applicable law, have or hold a position in the Notes and the Solicitation Agent may, to the extent permitted by applicable law, make or continue to make a market in, or consent in respect of, or act as principal in any transactions in, or relating to, or otherwise act in relation to, the Notes.  The Solicitation Agent and/or the Original Issuer shall, however, in no circumstances be under any obligation to hold any positions in the Notes or to make or continue any market in the Notes.

As more fully described in this Memorandum, Note(s) in respect of which Electronic Voting Instructions are being delivered may not be traded or transferred during the period beginning at the time at which the Noteholder delivers, or instructs the Accountholder through which it holds such Notes to deliver such Electronic Voting Instructions to the relevant Clearing System, and ending as soon as reasonably practicable after the Settlement Date (see “Voting and Quorum - Blocking of Accounts” below).

NOTEHOLDERS MUST MAKE THEIR OWN DECISION WITH REGARD TO GIVING ELECTRONIC VOTING INSTRUCTIONS IN RESPECT OF THE EXTRAORDINARY RESOLUTION.  NONE OF THE ORIGINAL ISSUER, THE NEW ISSUER, NADRA, THE TRUSTEE, THE SOLICITATION AGENT, THE PRINCIPAL PAYING AGENT, THE SWISS PAYING AGENT, THE REGISTRAR OR THE TABULATION AGENT MAKES ANY RECOMMENDATION IN CONNECTION WITH THE SOLICITATION.  NONE OF THE ORIGINAL ISSUER, THE NEW ISSUER, NADRA, THE TRUSTEE, THE SOLICITATION AGENT, THE PRINCIPAL PAYING AGENT, THE SWISS PAYING AGENT, THE REGISTRAR OR THE TABULATION AGENT EXPRESSES ANY VIEWS AS TO THE MERITS OF THE AMENDMENTS OR THE EXTRAORDINARY RESOLUTION SET OUT IN THE NOTICE.

EACH PERSON RECEIVING THIS MEMORANDUM ACKNOWLEDGES THAT SUCH PERSON HAS NOT RELIED ON ANY OF THE ORIGINAL ISSUER, THE NEW ISSUER, NADRA, THE TRUSTEE, THE SOLICITATION AGENT, THE PRINCIPAL PAYING AGENT, THE SWISS PAYING AGENT, THE REGISTRAR OR THE TABULATION AGENT IN CONNECTION WITH

ITS DECISION ON HOW TO VOTE IN RELATION TO THE EXTRAORDINARY RESOLUTION.  NOTEHOLDERS SHOULD CONSULT WITH THEIR BROKER, FINANCIAL ADVISER, LEGAL COUNSEL OR OTHER ADVISERS REGARDING THE TAX, ACCOUNTING, LEGAL AND OTHER IMPLICATIONS OF THE SOLICITATION.

IMPORTANT NOTICE TO NOTEHOLDERS

A Noteholder may communicate Electronic Voting Instructions via the Clearing Systems to the Registrar, the Registered Holder and the Tabulation Agent as to how it wishes the votes in respect of the Note(s) beneficially owned by it to be cast at the Meeting.

The Clearing Systems will require Electronic Voting Instructions with respect to the Extraordinary Resolution for Noteholders who are their Accountholders sufficiently in advance of the Expiration Time on the Expiration Date so that such Electronic Voting Instructions may be communicated to the Tabulation Agent prior to the stated deadline.

Noteholders whose Notes are held on their behalf by a broker, dealer, commercial bank, custodian, trust company or Accountholder must contact and request such broker, dealer, commercial bank, custodian, trust company or Accountholder to effect the relevant Electronic Voting Instructions on their behalf sufficiently in advance of the Expiration Time on the Expiration Date in order for such Electronic Voting Instructions to be delivered to the relevant Clearing System in accordance with any deadlines they may set and in time for transmission to the Tabulation Agent prior to the stated deadline.

Noteholders must provide their Electronic Voting Instructions by transmitting them or procuring their transmission to the relevant Clearing System.  A Noteholder may (a) approve the Extraordinary Resolution by voting or communicating voting instructions, in favour of the Extraordinary Resolution in which case the Noteholder may become eligible for the Consent Fee; or (b) reject the Extraordinary Resolution by voting, or communicating voting instructions, against the Extraordinary Resolution, in which case the Noteholder would not be eligible for the Consent Fee; or (c) abstain from voting action, in which case the Noteholder would not be eligible for the Consent Fee.

Voting instructions must be given to the Tabulation Agent by delivery of an Electronic Voting Instruction or otherwise in accordance with the usual procedures of the Clearing Systems.  (See “Voting and Quorum - Delivery of Electronic Voting Instructions” below.) If the Extraordinary Resolution is passed at the Meeting, each Noteholder will be bound by the Extraordinary Resolution, whether or not such Noteholder was present at such Meeting and whether or not such Noteholder voted in respect of, or in favour of, the Extraordinary Resolution.

SUMMARY

The following summary is provided solely for the convenience of Noteholders.  This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Memorandum, including under the heading “The Solicitation”.

The Solicitation

The Original Issuer (acting in conjunction with its proposed successor, the New Issuer), at the request and under the instructions of Nadra, is soliciting the approval of the Noteholders, by way of Extraordinary Resolution, of the Amendments to certain provisions of the Conditions, the Loan Agreement, the Trust Deed and the Agency Agreement.  A meeting of the Noteholders is being convened for the purpose of obtaining their approval of such Amendments. In consideration for, and subject to, the passing of the Extraordinary Resolution by the Noteholders, Nadra is offering each Noteholder who votes in favour of the Extraordinary Resolution prior to the Expiration Time (subject to the terms and conditions set out in this Memorandum) an amount equal (rounded to the nearest $0.01) to U.S.$102.86 per U.S.$1,000 in aggregate principal amount of Notes held and validly voted in favour of the Extraordinary Resolution via an Electronic Voting Instruction prior to the Expiration Time (the “Consent Fee”).

It shall be a condition precedent of the Amendment taking effect that the Consent Fee shall have been paid in clear funds to the Clearing Systems for payment to each Noteholder who validly submitted Electronic Voting Instructions in favour of such Extraordinary Resolution prior to the Expiration Time.

Among other things, the Original Issuer (acting in conjunction with its proposed successor, the New Issuer), at the request and under the instructions of Nadra, has requested that the Noteholders approve the following changes to the Conditions, the Loan Agreement, the Trust Deed and the Agency Agreement to take effect on the Settlement Date:

1.           The substitution of the Original Issuer with the New Issuer;

2.	The granting by the New Issuer with full title guarantee and as continuing security for the payment of all sums due under the Trust Deed as will be amended by the Supplemental Trust Deed, of:
(a)
a first fixed charge (the “Charge”) in favour of the Trustee for the benefit of itself and the Noteholders all of the New Issuer’s rights, interests and benefits in and to (i) principal, interest and other amounts now or hereafter paid and payable by Nadra to the New Issuer as lender under the Loan Agreement as will be amended by the Supplemental Loan Agreement; (ii) all amounts now or hereafter paid or payable by Nadra under or in respect of any claim, award or judgment relating to the Loan Agreement as will be amended by the Supplemental Loan Agreement; and (iii) all sums held on deposit including accrued interest from time to time in the Collection Account (as defined in the Trust Deed) or any other account of the New Issuer together with the debt represented thereby, provided, however, that (A) for the avoidance of doubt the New Issuer shall remain legal and beneficial owner of the property subject to the Charge (the “Charged Property”) following the granting of the Charge and (B), there shall be excluded from the Charge the Reserved Rights and any amounts relating to the Reserved Rights (as defined in the Trust Deed);

(b)
an assignment absolutely by way of security to the Trustee for the benefit of itself and the Noteholders all of the New Issuer’s rights, interests and benefits whatsoever, both present and future, whether proprietary, contractual or otherwise under or arising out of or evidenced by the Loan Agreement as will be amended by the Supplemental Loan Agreement (including, without limitation, the right to declare the Loan immediately due and payable and to take proceedings to enforce the obligations of Nadra thereunder) other than the Charged Property, the Reserved Rights and any amounts payable by the Borrower in relation to the Charged Property and the Reserved Rights; and

(c)	a floating charge over the whole of the New Issuer’s undertakings and assets to the extent that such undertakings and assets are not subject to any other security created pursuant to the Trust Deed;
3.	The extension of the final maturity date of the Notes from 28 June 2010 to the seventh anniversary of the Settlement Date;
4.	The extension of the repayment date of the Loan from 28 June 2010 to the seventh anniversary of the Settlement Date;
5.
The reduction of the principal amount of the Notes, which will be applied pro rata such that each Noteholder will, following the implementation of the Amendments, hold U.S.$426.14 for every U.S.$1,000 principal amount of Notes held prior to the implementation of the Amendments (provided that the total aggregate amount of Notes per Noteholder will be rounded down to the nearest U.S.$1.00);

6.
The reduction of the principal amount of the Loan by such amount as will make the outstanding balance of the Loan equal, on the Settlement Date, to the aggregate principal amount outstanding of the Notes on the same date;

7.
Amending the repayment terms of the Notes from a single repayment on the maturity date to provide for the repayment of principal in instalments and the addition of an amortisation schedule in respect of repayment of the principal amount of the Notes as follows:

Interest Payment Date falling in:	% of principal amount of Notes outstanding as of the Settlement Date of this Consent Solicitation to be repaid:
Third anniversary of Settlement Date	20.00
Fourth anniversary of Settlement Date	25.00
Fifth anniversary of Settlement Date	25.00
Sixth anniversary of Settlement Date	15.00
Seventh anniversary of Settlement Date	15.00

8.
Amending the repayment terms of the Loan from a single repayment on the repayment date to provide for the repayment of principal in instalments and the addition of an amortisation schedule in respect of repayment of the principal amount of the Loan as follows:

Interest Payment Date falling in:	% of principal amount of Notes outstanding as of the Settlement Date of this Consent Solicitation to be repaid:
Third anniversary of Settlement Date	20.00
Fourth anniversary of Settlement Date	25.00
Fifth anniversary of Settlement Date	25.00
Sixth anniversary of Settlement Date	15.00
Seventh anniversary of Settlement Date	15.00
9.	A reduction in the rate of interest on the Notes from 9.25 per cent. per annum to 8 per cent. per annum;
10.	A reduction in the rate of interest on the Loan from 9.25 per cent. per annum to 8 per cent. per annum;
11.
The change in frequency of the payment of interest under the Notes from semi-annually to annually, payable on the anniversary of the Settlement Date of each year commencing on the first anniversary of the Settlement Date and accruing from and including the Settlement Date;

12.
The change in frequency of the payment of interest under the Loan from semi-annually to annually, payable on the anniversary of the Settlement Date of each year commencing on the first anniversary of the Settlement Date and accruing from and including the Settlement Date;

13.	The change in the manner in which interest under the Notes shall be calculated from:
being calculated on the basis of a year of 360 days consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed and taking the resulting figure and dividing by two and rounding the resulting figure, to:

being calculated on the basis of the actual number of days elapsed from and including the previous Interest Payment Date (as defined in the Trust Deed, as will be amended by the Supplemental Trust Deed), divided by 365 (or, if any portion of that Interest Period (as defined in the Trust Deed, as will be amended by the Supplemental Trust Deed), falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period (as defined in the Trust Deed, as will be amended by the Supplemental Trust Deed) falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period (as defined in the Trust Deed, as will be amended by the Supplemental Trust Deed) falling in a non-leap year divided by 365);

14.           The change in the manner in which interest under the Loan shall be calculated from:

being calculated on the basis of a year of 360 days consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed,

to:

being calculated on the basis of the actual number of days elapsed from and including the previous Interest Payment Date divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

15.
The insertion into the Loan Agreement of an arrangement fee, in an amount equal to the Consent Fee, to be payable on the Settlement Date, by Nadra to the New Issuer in respect of the Loan to fund the payment of the Consent Fee;

16.	The change in threshold amount for triggering a cross-default under Clause 15.3 (Cross Default) of the Loan from U.S.$10,000,000 to U.S.$25,000,000;
17.
The change in the threshold amount in Clause 14.8 (Payment of Taxes and Other Claims) of the Loan Agreement from U.S.$1,000,000 (or its equivalent in any other currency) to U.S.$10,000,000 (or its equivalent in any other currency);

18.
Amending the definition of “Change of Control” in each of the Loan Agreement and the Conditions to replace the existing requirement for the individuals named therein to hold a majority share of the authorised capital of Nadra, to state that a “Change of Control” will be deemed to occur if: (i) any person or group other than the government of Ukraine, the NBU or any other regulatory body of Ukraine (each a “Government Entity”) becomes (through one or a series of transactions) the beneficial owner of more than 50 per cent. of the voting rights attaching to the authorised share capital of Nadra, or (ii) any person or group (other than a Government Entity) who beneficially owns more than 50 per cent. of the voting rights attaching to the authorised share capital of Nadra ceases to beneficially own at least 50 per cent. of such voting rights;

19.
Amending the definition of “Permitted Security Interests” in the Loan Agreement to include any Security Interest given to the NBU associated with the restructuring of Nadra’s secured NBU loans up to a maximum amount equal to UAH10 billion;

20.
Amending the definition of “Event of Default” in the Loan Agreement to allow the New Issuer (in its capacity as lender thereunder) to call an event of default in respect of Nadra in the event that (a) there is no formal resolution to recapitalise Nadra made by the Cabinet of Ministers of Ukraine which has become effective according to Ukrainian Law on or prior to 30 September 2010 or (b) the recapitalisation of Nadra, as described in the resolution described in (a) above, which results in Nadra being in full compliance with all its statutory financial ratios, is not successfully completed on or prior to 31 December 2010; or (c) at any time, in the event that the resolution referred to in (a) above is rescinded;

21.
Amending Clause 14 (Covenants) of the Loan Agreement to include a further covenant of Nadra that neither it, nor any party on its behalf, may make any payment before its originally scheduled due date of principal or interest, in each case on account of any Indebtedness (as defined in the Loan Agreement) of Nadra, or any Subsidiary (as defined in the Loan Agreement) thereof, following any acceleration of such Indebtedness, prior to 31 December 2010, without the prior consent of the New Issuer acting on the instructions of the Noteholders holding or representing not less than two-thirds of the principal amount of the Notes then outstanding;

22.	The change in the minimum denomination of the Notes from U.S.$100,000 to U.S.$1 and the removal of the concept of integral multiples;
23.	The change in the multiple of Notes held by a Noteholder in order to receive a vote on a poll vote from U.S.$1,000 to U.S.$1; and
24.
All other consequential changes to the Conditions, the Loan Agreement, the Trust Deed or the Agency Agreement as are necessary for or expedient to the modifications set out above in paragraphs (1) to (23) above.

In addition, the Original Issuer (acting in conjunction with its proposed successor, the New Issuer), at the request and under the instructions of Nadra, has requested that the Noteholders unconditionally and irrevocably waive:

(i)
any and all Events of Default or Potential Events of Default (each as defined in the Loan Agreement) (other than as caused as a result of insolvency under Clause 15.6(b) or (c) (Revocation of Licence; Insolvency) of the Loan Agreement) existing prior to the Settlement Date and whether known or unknown;

(ii)
any and all future Events of Default or Potential Events of Default (each as defined in the Loan Agreement) (other than as caused as a result of insolvency under Clause 15.6(b) or (c) (Revocation of Licence; Insolvency) of the Loan Agreement), whether known or unknown, that occur from and including the Settlement Date up to and including 28 June 2010, being the existing final maturity date of the Notes and repayment date of the Loan, to allow Nadra sufficient time to complete the restructuring of its remaining debts and obtain the necessary approvals and registrations (including those of the NBU);

(iii)
the requirement of Nadra to produce IFRS compliant audited consolidated financial statements and IFRS compliant unaudited consolidated financial statements, in each case for the period up to and including 31 December 2011;

(iv)	any and all Events of Default or Potential Events of Default (each as defined in the Loan Agreement) under Clause 15.3 (Cross Default) existing prior to 31 December 2010, whether known or unknown;
(v)	any and all Events of Default or Potential Events of Default (each as defined in the Loan Agreement) associated with the act of any future state recapitalisation of Nadra; and
(vi)
any and all claims to amounts of interest or additional amounts due and unpaid up to (but excluding) the Settlement Date, in each case under the Conditions, the Loan Agreement, the Trust Deed, the Agency Agreement and any other documents ancillary thereto.

None of the Original Issuer, the New Issuer, the Trustee, the Solicitation Agent, the Principal Paying Agent, the Swiss Paying Agent, the Registrar, the Tabulation Agent or any other person makes any recommendation to Noteholders as to whether or not to agree to the Proposal and how to vote on the Extraordinary Resolution.  Before making any decisions in respect of the Proposal, Noteholders should carefully consider all of the information contained in this Memorandum and in particular the Risk Factors set out on pages 19 through 22 (inclusive) of this Memorandum.

Quorum

The quorum required at the Meeting shall be two or more persons validly (in accordance with the provisions of the Trust Deed) present (each a “voter”) in person holding, or being proxies and representing or holding, not less than two thirds of the aggregate principal amount of the outstanding Notes, provided however that so long as at least two thirds of the aggregate principal amount of the outstanding Notes is represented by a Global Note Certificate or a single Individual Note Certificate (each as defined in the Trust Deed), a single voter appointed in relation thereto or being the holder of the Notes represented thereby shall be deemed to be two voters for the purposes of forming a quorum.

If within 15 minutes after the time fixed for the Meeting, a quorum is not present, the Meeting shall be adjourned for such period, being not less than 14 days nor more than 42 days, and to such time and place as may be approved by the chairman (with the approval of the Trustee) either at or subsequent to the Meeting.  Notice of any adjourned meeting shall be given in the same manner as notice of the Meeting, save that 10 days’ notice (exclusive of the day on which the notice is given and of the day on which the adjourned meeting is to be resumed) shall be given.  At any adjourned meeting, the quorum shall be two or more persons present in person holding, or being proxies and representing or holding, not less than one third of the aggregate principal amount of the outstanding Notes, provided however that, so long as at least one third of the aggregate principal amount of the outstanding Notes is represented by a Global Note Certificate or a single Individual Note Certificate, a single voter appointed in relation thereto or being the holder of the Notes represented thereby shall be deemed to be two voters for the purposes of forming a quorum.

If the Meeting is adjourned for lack of quorum, it is the intention of Nadra to arrange for a notice convening the adjourned meeting to be held as soon as reasonably practicable following such adjournment.

To the extent that any of the consents and approvals of the NBU that are required to be provided in connection with the Amendments before the Settlement Date are not obtained no Amendments set out in the Extraordinary Resolution shall take effect regardless of the outcome of the Meeting.

In the event that Nadra becomes subject to liquidation proceedings prior to the Meeting or any adjourned meeting, the Meeting (or adjourned meeting, as the case may be) shall proceed as planned, however regardless of the results of the vote on the Extraordinary Resolution, no Amendments set out therein shall take effect.

Required Majority

To be passed at the Meeting (or, if applicable, adjourned meeting), the Extraordinary Resolution requires a majority of not less than three quarters of the votes cast.  If passed, the Extraordinary Resolution shall be binding on all the Noteholders, whether or not present at the Meeting, and each of them shall be bound to give effect to it accordingly.

Consent Fee

The Consent Fee is being offered to each Noteholder who votes in favour of the Extraordinary Resolution by delivering (and not subsequently revoking) Electronic Voting Instructions in favour of the Extraordinary Resolution at the Meeting (or, if applicable, adjourned meeting) at which the Extraordinary Resolution is passed, in consideration for, and subject to, the passing of the Extraordinary Resolution, as further described herein.

Subject to the terms and conditions specified in this Memorandum, Noteholders who submit a valid Electronic Voting Instruction, in favour of the Extraordinary Resolution by the Expiration Time and who do not revoke their Electronic Voting Instruction or otherwise make arrangements to abstain from voting in respect of the Extraordinary Resolution will be entitled to receive the Consent Fee on the Settlement Date if the Extraordinary Resolution is passed.

If the Extraordinary Resolution is passed, the Proposal outlined herein and the subject of the Extraordinary Resolution will become effective on the Settlement Date, following receipt by the Clearing Systems of the Consent Fee.  Noteholders who have submitted Electronic Voting Instructions shall not be entitled to revoke such instruction, unless otherwise required by law or permitted by the Trust Deed.  See “Revocation of Voting Instructions” below.

Noteholders who submit or deliver their Electronic Voting Instructions after the Expiration Time will not be eligible to receive the Consent Fee.

Voting Procedures

Voting instructions may only be delivered through Accountholders in accordance with the customary procedures of the Clearing Systems.  Beneficial owners of Notes who are not Accountholders must arrange through their broker, dealer, bank, custodian, trust company or other nominee to contact the Accountholder through which they hold their Notes in the relevant Clearing System so that voting instructions may be delivered in respect of such Notes.

Revocation of Voting Instructions

Noteholders who have validly submitted Electronic Voting Instructions prior to the Expiration Time may thereafter revoke such instruction only as required by law or permitted by the Trust Deed.

Any Noteholder who revokes their Electronic Voting Instruction, votes against the Extraordinary Resolution or abstains from voting will not be entitled to receive the Consent Fee, if the Extraordinary Resolution is duly passed.

DOCUMENTS INCORPORATED BY REFERENCE

This Memorandum contains important information which Noteholders should read carefully before making any decision with respect to giving Electronic Voting Instructions.

This Memorandum should be read and construed in conjunction with the following documents, each of which is expressly incorporated by reference herein.  References to this Memorandum shall mean this document together with each document listed below.

The following documents incorporated by reference herein are available, along with additional copies of this Memorandum, for inspection and/or collection, as indicated below, at the office of the Principal Paying Agent, HSBC Bank plc at:  8 Canada Square, London E14 5HQ, United Kingdom, at the office of the Swiss Paying Agent, UBS AG at:  Bahnhofstrasse 45, CH-8001, Zurich, Switzerland, at the offices of the Solicitation Agent, UBS Limited at:  1 Finsbury Avenue, London EC2M 2PP, United Kingdom; and at the office of the Tabulation Agent, Lucid Issuer Services Limited at:  Leroy House, 436 Essex Road, London N1 3QP, United Kingdom.

At any time during normal business hours on any weekday (Saturdays, Sundays and bank and other public holidays excepted) from the date of this Memorandum and during the Meeting:

●	the Trust Deed;
●	the Loan Agreement;
●	the Agency Agreement;
●	this Memorandum; and
●	the Notice of the Meeting.
In addition, the following documents are available for inspection and collection at the addresses stated above at any time during normal business hours on any weekday (Saturdays, Sundays and bank and other public holidays excepted) immediately prior to and during the Meeting:

●	the draft Supplemental Trust Deed (including the Amended Conditions);
●	the draft Supplemental Agency Agreement; and
●	the draft Supplemental Loan Agreement.
If any aspect of the Proposal set out herein is amended after the date of this Memorandum but before the date of the Meeting (or adjourned meeting, as applicable), Noteholders will be notified of the fact that such amendments have been made by an announcement made via a notice through the Clearing Systems.

DEFINITIONS

In this Memorandum, the following capitalised terms shall, unless otherwise defined or the context otherwise requires, have the meanings ascribed to them below:

“Accountholder”	A direct accountholder with the Clearing Systems.
“Agency Agreement”
The Agency Agreement dated 28 June 2007 between, inter alios, the Original Issuer, the Principal Paying Agent, the Registrar, the Swiss Paying Agent and the Trustee as supplemented, amended or restated from time to time.

“Amended Conditions”	The terms and conditions of the Notes as amended pursuant to the Supplemental Trust Deed on the Settlement Date.
“Amendments”
Amendments to the Conditions of the Notes, the Trust Deed, the Agency Agreement and the Loan Agreement for the purpose of affecting the changes outlined in the Proposal and as set out in the Notice of Meeting annexed hereto as Appendix A (Form of Notice of the Meeting).

“Beneficial Owner”	Has the meaning set out in “Voting and Quorum - Meeting Provisions”.
“Borrower”	Open Joint Stock Commercial Bank Nadra.
“Business Day”	A day, other than a Saturday or a Sunday or a public holiday, on which commercial banks and foreign exchange markets are open for business in New York, London and Kyiv.
“Clearing Systems”	The clearing and settlement systems operated by Euroclear and Clearstream, Luxembourg, respectively.
“Clearstream, Luxembourg”	Clearstream Banking, société anonyme, Luxembourg.
“Conditions”	The terms and conditions of the Notes and the term “relevant Condition” shall be construed accordingly.
“Consent Fee”
An amount (rounded to the nearest U.S.$0.01), payable to a Noteholder that has validly voted in favour of the Extraordinary Resolution prior to the Expiration Time and has not revoked such vote, equal to U.S.$102.86 per U.S.$1,000 in aggregate principal amount of Notes, held and validly voted in favour of the Extraordinary Resolution via an Electronic Voting Instruction prior to the Expiration Time.

“Electronic Voting Instruction”	The Electronic Voting Instruction completed, in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg, by Beneficial Owners not wishing to attend the Meeting.
“Euroclear”	Euroclear Bank S.A./N.V.
“Expiration Date”	14 June 2010
“Expiration Time”
11.00 a.m. London time on the Expiration Date, or, with respect to an adjourned meeting such other date as may be notified to Noteholders by the Tabulation Agent and set in accordance with the terms of the Trust Deed, the adjourned expiration date.

“Extraordinary Resolution”	The Extraordinary Resolution to be proposed and considered at the Noteholders’ Meeting, details and notice of which are set out in this Memorandum.
“Loan”	The loan to the Borrower made upon and subject to the terms, conditions and provisions of the Loan Agreement.
“Loan Agreement”	The Loan Agreement dated 25 June 2007 between the Original Issuer and Nadra.
“NBU”	National Bank of Ukraine.
“New Issuer”	NDR Finance plc.
“Noteholders”	The beneficial holders of the outstanding Notes.
“Noteholders Meeting” or “Meeting”	The meeting of the Noteholders to be held on or about 16 June 2010 convened to consider, inter alia, the Proposal relating to the Notes.
“Notes”	The U.S.$175,000,000 9.25 per cent. Loan Participation Notes due 2010 issued on a limited recourse basis by the Original Issuer.
“Notice of Meeting”	The notice to the Noteholders dated 1 June 2010 convening the Meeting of the holders of the Notes, a form of which is annexed hereto as Appendix A (Form of Notice of the Meeting).
“Original Issuer”	HSBC Bank plc.
“Principal Paying Agent”	HSBC Bank plc.
“Registered Holder”	HSBC Issuer Services Common Depositary Nominee (UK) Limited as nominee for the Clearing Systems.
“Registrar”	HSBC Private Bank (Jersey) Limited.
“Settlement Date”
Subject to the Extraordinary Resolution having been passed at the Meeting (which was not adjourned) and having become effective in accordance with its terms, the date on which (i) the Clearing Systems receive in full the Consent Fee and (ii) the Supplemental Trust Deed (including the Amended Conditions), the Supplemental Loan Agreement, the Supplemental Agency Agreement, the Amended Conditions and any ancillary documents thereto have become effective, which shall be on or about 21 June 2010.

“Solicitation Agent”	UBS Limited.
“Supplemental Agency Agreement”
The supplemental agency agreement to be entered into by, inter alios, the Original Issuer, the New Issuer, the Principal Paying Agent, the Registrar and the Trustee referred to in the Extraordinary Resolution, a draft of which will be available for inspection as described under “Documents Incorporated by Reference”

“Supplemental Loan Agreement”
The supplemental loan agreement to be entered into by the Original Issuer, the New Issuer and Nadra referred to in the Extraordinary Resolution, a draft of which will be available for inspection as described under “Documents Incorporated by Reference”.

“Supplemental Trust Deed”
The supplemental trust deed to be entered into by the Original Issuer, the New Issuer and the Trustee referred to in the Extraordinary Resolution, a draft of which will be available for inspection as described under “Documents Incorporated by Reference”.

“Swiss Paying Agent”	UBS AG.
“Tabulation Agent”	Lucid Issuer Services Limited.
“Temporary Administrator”	Valentyna Zhukovskaya, an independent expert acting on the basis of the agreement executed between the Temporary Administrator and the NBU.
“Trust Deed”	The trust deed dated 28 June 2007 between the Original Issuer and the Trustee constituting the Notes as supplemented, amended or restated from time to time.
“Trustee”	The Law Debenture Trust Corporation p.l.c. acting in its capacity as trustee under the Trust Deed.

EXPECTED TIMETABLE OF EVENTS

This timetable assumes that (a) the Meeting is quorate on the date on which it is first convened and, accordingly, no adjourned meetings are required and (b) new meetings are not convened in respect of the Notes.  The Expiration Date and the Expiration Time, among others, can be amended under the terms of the Proposal.  Accordingly, the actual timetable may differ significantly from the expected timetable set out below.  The times stated below refer to the relevant time in London on the relevant date.

Noteholders holding Notes in the Clearing Systems should take steps to inform themselves of and to comply with the particular practice and policy of the relevant Clearing System.  Noteholders who are not direct accountholders in the Clearing Systems should read carefully the provisions set out under “Voting and Quorum” below.

Event	Date and Time
Expiration Time	11.00 a.m. 14 June 2010
Deadline for Noteholders to deliver or procure delivery to the Tabulation Agent of Electronic Voting Instructions in favour of the Extraordinary Resolution to be eligible to receive the Consent Fee.
Date and time of the Noteholders’ Meeting	11.00 a.m. on 16 June 2010
The announcement via the Clearing Systems of the results of the Meeting.	As soon as reasonably practicable after the Meeting.
Settlement Date
Subject to the Extraordinary Resolution having been passed at the Meeting (which was not adjourned) and having become effective in accordance with its terms, the date on which (i) the Clearing Systems receive in full the Consent Fee and (ii) the Supplemental Trust Deed (including the Amended Conditions), the Supplemental Loan Agreement, the Supplemental Agency Agreement and any ancillary documents thereto have become effective, which shall be on or about 21 June 2010.

The above times and dates are indicative only and will depend, among other things, on timely receipt (and non-revocation) of Electronic Voting Instructions and the passing of the Extraordinary Resolution.  If the Meeting is adjourned, the relevant times and dates set out above will be modified accordingly and will be set out in the notice convening such adjourned meeting.

Noteholders are also asked to note the caveats set out on pages 11 and 12 (inclusive) of this Memorandum describing instances in which, regardless of whether the Extraordinary Resolution is successfully passed, the Amendments set out therein will not become effective.

Noteholders are advised to check with any broker, dealer, bank, custodian, trust company or other trustee through which they hold Notes whether such broker, dealer, bank, custodian, trust company or other trustee would require receiving any notice or instructions prior to the deadlines set out above.

RISK FACTORS

You should carefully consider all of the information contained in this Memorandum and, in particular, the following risk factors when deciding whether to participate in the Consent Solicitation.  The risks and uncertainties described in the risk factors below are not the only ones faced by Nadra and relate solely to the Consent Solicitation.  Additional risks and uncertainties relating to Nadra’s business, Ukraine and in general relating to the Notes have not been included herein.

Risks Relating to the Consent Solicitation

Nadra is currently in temporary administration

Nadra was first put into temporary administration on 10 February 2009, and the temporary administration was last extended on 10 February 2010 until 11 February 2011.  The temporary administrator of Nadra (the “Temporary Administrator”) is Valentyna Zhukovskaya, an independent expert acting on the basis of the agreement executed between the Temporary Administrator and the NBU. The Temporary Administrator is the sole management body of Nadra whilst it is in temporary administration and makes all decisions which were previously made by the governing bodies of Nadra.  The Temporary Administrator has very broad powers including entering into any agreement on behalf of Nadra, approving all payments, stopping any of Nadra’s transactions; performing other acts on behalf of Nadra, as well as the right to file suits, dismiss Nadra’s officers, sell Nadra’s assets, pay Nadra’s liabilities and terminate any transactions that, in the opinion of the Temporary Administrator, are unprofitable or of no value for Nadra, subject to some limitations imposed by the NBU. The legislation regulating the regime of the temporary administration over a bank is relatively new in Ukraine, it is in a state of constant flux and is, in many ways, inconsistent and unclear.  Creditors have practically no influence over the Temporary Administrator or the temporary administration process and no creditors’ committee is envisaged by Ukrainian law in a temporary administration procedure.

The NBU has the power to replace the Temporary Administrator at any time if her actions do not comply with the requirements of the NBU which she is bound to follow.  If the Temporary Administrator is replaced before the restructuring of Nadra’s debt is complete, there is a possibility that a future temporary administrator might disagree with the current restructuring plan which is yet to be completed. All agreements concluded with the present Temporary Administrator will continue to be binding on Nadra, but there is a possibility that the creditors of the remaining debt restructurings would receive a better return under the restructuring than the Noteholders.

Other creditors may be paid in advance of the Noteholders

There can be no assurance that the Temporary Administrator will not make payments to other creditors during the temporary administration, which would reduce the amounts available to Nadra for payments under the Notes and other debts.

There is a risk that Nadra may be put into insolvency

There can be no assurance that Nadra’s creditors or the NBU will not initiate insolvency procedures, which may result in the revocation of Nadra’s banking licence and which may lead to Nadra’s liquidation, even if the Cabinet of Ministers of Ukraine (the “Ukrainian Government”) and/or a private investor make a capital injection into Nadra. There can be no assurance that Nadra will not be put into insolvency by a process initiated by creditors or that the NBU will not revoke Nadra’s banking licence.  One of consequences of insolvency might be Nadra’s liquidation, which must be completed within three years from the date of revocation of its banking licence unless the NBU uses its power to extend the liquidation procedure by up to one year.  There can be no assurance that Nadra will not be put into insolvency prior to the Noteholder Meeting or, in the event that the Noteholder Meeting is adjourned for want of quorum or otherwise, the adjourned meeting.

In the event that Nadra is put into insolvency, Nadra may be unable to make payments to the New Issuer, the Trustee and the Noteholders. Consequently, Events of Default might occur under the Loan Agreement.

Furthermore, in the event that Nadra is entered into liquidation proceedings, the claims of the New Issuer, the Trustee, the Noteholders and any other transaction parties, being unsecured claims, would have a low ranking in comparison to the other creditors, following the claims of secured creditors, liquidation expenses, claims relating to injuries to and/or health of individuals, salaries and severance payments, individual depositors and the Deposits Guarantee Fund, the NBU’s claims arising as a result of reduction of the value of collateral provided to secure pre-financing credit facilities, the Ministry of Finance claim for return of the financial assistance, claims of natural persons, etc. Therefore, after satisfaction of the creditors with higher rankings, it would be highly unlikely that there would be sufficient funds left to satisfy the outstanding claims of the New Issuer, the Trustee, the Noteholders and any other transaction parties, being unsecured claims. Consequently, in such circumstances, it would be highly unlikely that the New Issuer would be able to make any payment under the Notes.

Other sanctions may be imposed by the NBU on Nadra

Upon termination of the temporary administration, the NBU may impose additional sanctions, limiting or restricting the activities of Nadra.  Such additional sanctions may include, inter alia, (a) the imposition of a special control regime over Nadra’s activities; (b) a written warning and execution of a separate agreement with Nadra providing the step by step measures Nadra should take in order to fulfil the requirements of Ukrainian Law on Banks and Banking Activity; (c) the imposition of higher economic standards on Nadra; (d) the limitation or termination of some high risk activities carried out by Nadra; and (e) the imposition of a fine.

The recapitalisation of Nadra may not occur or may occur on the terms substantially different than those described in this Memorandum

The political situation in Ukraine has changed significantly since Viktor Yanukovych was elected as the new President of Ukraine on 7 February 2010 and the new Ukrainian Government, headed by Mykola Azarov, was formed on 11 March 2010. One of the key priorities of the new Ukrainian Government is stabilising the economic situation in Ukraine. The new Ukrainian Government has introduced a wide range of measures aimed at improving the state of the Ukrainian economy. As a part of the Ukrainian Government recapitalisation programme, the Expert-Analytical Council for the State Participation in Capitalisation of Banks (the “Council”) was established at the end of 2009, to make recommendations on the recapitalisation of Ukrainian banks to the Ukrainian Government.  The Council is headed by the Prime Minister of Ukraine.  On 20 May 2010 the Council decided to recommend to the Ukrainian Government to recapitalise Nadra in co-operation with a private investor (with the controlling stake to be held by the Ukrainian Government), subject to the successful restructuring of Nadra’s existing indebtedness, including (amongst other factors) restructuring of the Notes and the related Loan Agreement. Press reports have alleged that the World Bank and the International Monetary Fund representatives on the Council may have opposed the recapitalisation (recommendations of the Council are made on the basis of a majority vote, i.e., at least seven of the 13 members of the Council).

Although the Council recommended the recapitalisation of Nadra in co-operation with a private investor (subject to certain conditions), its decision is a recommendation only and final decision can only be taken by the Ukrainian Government. There can be no assurance that, even if the conditions, set forth in the Council’s resolution are met in full, the recapitalisation will be implemented. In particular, the Ukrainian Government may not accept the recommendation of the Council. Moreover, even if the Ukrainian Government approves a recapitalisation of Nadra, there can be no assurance it would be on similar terms as those outlined in this Memorandum.

Even if the Proposal is implemented there is no assurance that Nadra would avoid insolvency and/or meet the capital adequacy ratio requirements

In the Council’s recommendation described above, it is a condition of the Ukrainian authorities (acting jointly with a private investor) making equity financing available to Nadra that Nadra effects a wider restructuring of the bank and refinancing of its existing debt. The Proposal set out herein forms part of such restructuring and refinancing. Nadra has reached in-principle agreements with the major part of creditors, however without the Proposal, Nadra will not be able to fulfil the Ukrainian Government’s conditions in respect of the equity financing. See “Restructuring status of the Notes and other Creditors” for more detail. Noteholders should be aware that Nadra’s restructuring and refinancing projects, together with any equity injection from the Ukrainian Government and/or a private investor, even if received, will not guarantee the survival of Nadra and prevent it from falling into insolvency.  Further, even assuming Nadra was to receive such a recapitalisation, there can be no assurance that Nadra would meet applicable capital adequacy ratios in the future.

Noteholders should further be aware that in the event of Nadra’s insolvency, should the Proposal have been effected, they will be in a materially worse position as compared to the situation were the Proposal not to have been effected, since one of the commercial changes is to reduce the principal amount of the Notes outstanding and therefore in an insolvency situation Noteholders are likely to receive back significantly less of their investment (if any), taking into account the low ranking of the Noteholders’ claims upon the liquidation of Nadra.

There is no assurance that the NBU will approve the registration of certain elements of the Proposal and Nadra’s restructuring

The NBU is required to approve the registration of the amendments to the Loan Agreement, including certain elements of the Proposal contemplated herein and Nadra’s restructuring.  There can be no assurance that the NBU will give its approval and register any such elements and a failure to receive an approval and registration from the NBU in respect of any one of those elements would mean that the Proposal and the restructuring generally would not be effective.

Nadra is subject to a number of material legal proceedings

Prior to the imposition of the temporary administration and up until the date of this Memorandum, Nadra has been involved in a number of litigation matters, including claims from individual clients.  If Nadra were found to be liable with respect of a material claim, or a combination of claims that in the aggregate were material, it could have a material adverse effect on Nadra’s results of operations and financial condition.

No due diligence or disclosure on Nadra

There has been no due diligence done by the Solicitation Agent with respect to Nadra’s current status or its previous trading history and no disclosure with respect to Nadra has been made herein. Noteholders should be aware that this may materially adversely affect their ability to judge whether to participate in the Consent Solicitation and are advised to consult their legal, accounting, tax and other professional advisers when making any decision in connection with the Consent Solicitation.

Failure to produce financial results under IFRS

Nadra has not produced its IFRS financial statements (audited or otherwise) since the end of 2007. Since that time it produced accounting balances and reports under the national accounting standards to Ukrainian authorities. Therefore, it is not possible to accurately assess the financial situation of Nadra.

Significant amendments to the Conditions of the Notes

A number of significant amendments to the Conditions of the Notes are being contemplated by the Proposal set out herein. In particular the attention of Noteholders is drawn to the changes to the principal amount outstanding, payment, interest and maturity provisions.

Blocking of Notes

When considering whether to participate in the Consent Solicitation, Noteholders should take into account that restrictions on the transfer of the Notes will apply from the time of the delivery of an Electronic Voting Instruction to the Clearing Systems in accordance with their procedures.  A Noteholder will, on choosing to participate in the Consent Solicitation, agree that any Note(s) so held and blocked for either of these purposes will be released to the Accountholder by the relevant clearing system on the earliest of (a) as soon as reasonably practicable after the Settlement Date and (b) upon such Note(s) ceasing in accordance with the procedure of the relevant Clearing System and with the agreement of the Principal Paying Agent to be held to its order or under its control in the relevant Clearing System; provided, however, in the case of (b) above, that, if the Principal Paying Agent has caused a proxy to be appointed in respect of such Note(s), such Note(s) will not be released to the relevant Accountholder unless and until the Principal Paying Agent has notified the Original Issuer of the necessary revocation of or amendment to such proxy.

Withdrawal; Termination

No assurance can be given that the Consent Solicitation will succeed.  Completion of the Consent Solicitation is conditional upon the satisfaction or waiver of the conditions of the Consent Solicitation, as set forth in this Memorandum as set out on pages 7 through 13 (“Summary”) (inclusive).  The submission of a valid Electronic Instruction Notice will be irrevocable on receipt of such Electronic Instruction Notice by the applicable Clearing System unless otherwise required by law or the Trust Deed.  In addition, subject as provided in the Memorandum, Nadra, on behalf of the Original Issuer and in conjunction with the New Issuer, may, in its sole discretion, amend, terminate or withdraw the Consent Solicitation at any time and may, in its sole discretion, waive conditions to the Consent Solicitation after the date of this Memorandum.

The New Issuer has no revenue-generating operations or business of its own and will depend solely on cash received from the Borrower in order to make payments on the Notes

The New Issuer is an orphan special purpose vehicle, incorporated under the laws of England and Wales as an English public limited company, that was formed in connection with the Consent Solicitation to take over the role of issuer from the Original Issuer. The New Issuer conducts no revenue-generating operations. The ability of the New Issuer to make interest and principal payments on the Notes is therefore dependent on its receiving such payments under the Loan Agreement, as will be amended by the Supplemental Loan Agreement. If these payments are not made by Nadra, for whatever reason, the New Issuer does not expect to have any other sources of funds available to it that would permit it to make payments on the Notes and under the Trust Deed. In such circumstances, Noteholders would have to rely upon claims for payment as a result of enforcing the security under the Trust Deed, as amended by the Supplemental Trust Deed, which is subject to conditions on enforcement as well as the risks and limitations thereon.

In the event of Nadra’s insolvency there is a significant risk that the New Issuer would be wound up

The New Issuer will incur annual costs for operations and management related activities including, but not limited to, taxation, legal and accounting charges. Nadra anticipates that such costs will be paid to the New Issuer upfront before the Settlement Date. In the event of Nadra’s insolvency, should such sums not be paid by Nadra to the New Issuer, there is a significant risk that the New Issuer would be wound up.

Tax Consequences; Responsibility to Consult Advisers

Noteholders should consult their own tax, accounting, financial and legal advisers regarding the suitability to themselves of the tax or accounting consequences of participating or declining to participate in the Consent Solicitation.

Responsibility for assessing the merits of the Proposal

Each Noteholder is responsible for assessing the merits of the Proposal. None of the Original Issuer, the New Issuer, the Solicitation Agent, the Principal Paying Agent, the Swiss Paying Agent, the Registrar, the Tabulation Agent nor the Trustee has made or will make any assessment of the merits of the Proposal or of the impact of the Proposal on the interests of the Noteholders either as individuals or collectively.

The Proposal includes broad waivers, the extent of which is difficult to establish

The Proposal includes an absolute waiver of any event of defaults or potential events of defaults up to the meeting date and an absolute waiver of any event of defaults or potential events of defaults (other than liquidation) from the meeting date and up to the settlement date. Given current availability of information, it will be difficult for Noteholders to know the extent of existing or potential defaults being waived. In addition, the Proposal includes a waiver through 31 December 2010 of any cross default or cross acceleration, which might result in Noteholders being in an inferior position to other debt holders during such period. Moreover, the Proposal includes a waiver of Nadra's obligation to produce IFRS financial statements until the end of 2011, which may make it harder for Noteholders to monitor and evaluate their investment.

Noteholders are advised to check with the bank, securities broker, dealer, custodian, trust company, Accountholder, Clearing Systems or other intermediary through which they hold their Notes whether such intermediary applies different deadlines for any of the events specified in this Consent Solicitation

Memorandum, and then to allow for such deadlines if such deadlines are prior to the deadlines set out in this Consent Solicitation Memorandum.

TAX CONSEQUENCES

In view of the number of different jurisdictions where tax laws may apply to a Noteholder, this Memorandum does not discuss the tax consequences for Noteholders arising from their participation in the Proposal and the Solicitation or in relation to the Amendments.  Noteholders are urged to consult their own professional advisers regarding these possible tax consequences under the laws of the jurisdictions that apply to them.  Noteholders are liable for their own taxes and have no recourse to the Original Issuer, the New Issuer, Nadra, the Solicitation Agent, the Principal Paying Agent, the Swiss Paying Agent, the Registrar, the Trustee or the Tabulation Agent with respect to taxes arising in connection with the Proposal or the Solicitation.

BACKGROUND TO CONSENT SOLICITATION

Background

Nadra was established in 1993 and registered as a bank with the National Bank of Ukraine (the “NBU”). As at 1 May 2010, Nadra’s regional network totalled 26 branches, 514 outlets all over Ukraine, approximately 1,033 ATMs, 81 self-service centres and a modern central call centre. In common with other banks in Ukraine, Nadra’s business suffered acutely as a result of the global financial crisis, which had a significant and sustained impact on the economic stability in Ukraine.  In October 2008, Nadra experienced significant liquidity and solvency issues largely due to a combination of factors including (a) a significant withdrawal of funds from current accounts and deposits by individual and corporate clients and (b) the devaluation of the Ukrainian hryvnia, which by December 2008 had lost approximately 80 per cent. of its value against the U.S. dollar and fell again in between July and September 2009, losing approximately 15 per cent. of its value against the U.S. dollar. Beginning in July 2009, certain loan categories that were previously included in the general loan pool were reassigned to bad debts, such as loans to corporate clients related to Nadra’s shareholders and loans to individuals related to land and residential property, the value of which had been significantly impacted by the economic and financial crisis. By September 2009, Nadra had a bad loans portfolio totalling approximately UAH 5.4 billion. Since November 2008, Nadra has been unable to access either the inter-bank funding markets or international capital markets, further restricting its ability to source funds to operate its business.

On 10 February 2009, Nadra was placed into temporary administration by the NBU under NBU Resolution No. 59.  The Temporary Administrator appointed by the NBU introduced a moratorium on payments due to lenders and depositors for an initial period of six months until 10 August 2009, which was later extended on 7 August 2009 by a further six months until 10 February 2010.  The moratorium was not extended upon its expiry.  On 10 February 2010, the temporary administration of Nadra was extended by the NBU under NBU Resolution No. 60 for an additional period of one year scheduled to end on 11 February 2011.

An official press release was distributed to Nadra’s creditors explaining the main reasons for the appointment of a Temporary Administrator, namely (a) significant withdrawal of funds from current accounts and deposits by both individuals and corporate clients (UAH 1.8 billion was withdrawn from deposits and current accounts in October 2008); (b) a sharp deterioration of Nadra’s liquidity position; (c) a breach of the NBU’s capital adequacy ratio requirements of maintaining a Tier 1 capital ratio of 8 per cent. (as a percentage of risk weighted assets); and (d) an increasing inability to repay scheduled instalments under its payment obligations. Since the date of the official press release, Nadra’s liquidity position has deteriorated further and remains severely impaired.

As of the date of this Memorandum, Nadra is focussing on the restructuring of its existing loan portfolio and maximising recovery of its non-performing loans, and has implemented a deposit repayment programme aimed at making deposit funds available gradually for all kinds of depositors.

Temporary Administrator

The main objectives and activities of the Temporary Administrator are: (a) to stabilise Nadra’s financial position, (b) to protect private depositors, (c) to assess, together with the NBU, options for Nadra’s further development, in particular to assess whether Nadra should be put into liquidation or whether it can be rescued as a going concern, (d) if there exists a possibility to rescue Nadra as a going concern, to submit a restructuring plan to the NBU and Nadra’s existing creditors, and (e) if it is assessed to be impossible to formulate a rescue plan, to move towards its liquidation and winding-up.

See “Risk Factors – Risks relating to the Consent Solicitation” for more details about temporary administration and the process for putting a bank into insolvency.

The Temporary Administrator (in close cooperation with the NBU) maintains the full and exclusive right to manage and control Nadra and to take any actions it deems necessary in order to fulfil its objectives as set out above.

Restructuring status of the Notes and other Creditors

On 10 May 2010, Nadra agreed a memorandum of understanding with a group of Noteholders representing approximately 50 per cent. of the aggregate par value of the Notes on economic terms generally consistent with this Memorandum. This memorandum of understanding entered into by Nadra and such group of Noteholders is set out in Appendix B (Memorandum of Understanding Regarding Restructuring of Indebtedness Under Notes) of this Memorandum.

The remaining changes to the Notes and Loan, set out in the Summary section of this Memorandum, are sought in line with the Cooperation section of the memorandum of understanding in that Nadra believes they are reasonable and appropriate in order to enable the restructuring of Nadra to be effected.

In relation to its other creditors, Nadra has:

●	decreased its obligations under local bonds by approximately 75 per cent. via deeply discounted debt repurchases;
●
reached an agreement with the NBU to amend the terms of its outstanding UAH 7.1 billion of secured NBU loans, including changing the interest rate from fixed to floating, reducing the interest rates, which ranged from 12 to 15 per cent. per annum, to the NBU reference rate plus 0.5 per cent. per annum and extending the maturity from October 2009 to a 7 year bullet;

●	reached a preliminary agreement with the State Mortgage Agency regarding a voluntary restructuring of Nadra’s indebtedness. The final terms are not complete and are subject to change;
●
reached a preliminary agreement with Export Credit Agencies (“ECA Lenders”) regarding restructuring of loan facilities entered into, guaranteed and/or assigned to ECA Lenders for a period of seven years with amortisation and with the change of the interest rate to 5% per annum;

●
reached a preliminary agreement with the major part of trade finance lenders regarding restructuring of indebtedness under the existing syndicated loan facilities, bilateral facilities, letters of credit and claimed guarantees. The restructuring terms include rescheduling for a period of eight years, with the decrease of the interest rate to 5.9% per annum, and conversion of this indebtedness into subordinated debt (Tier 2 capital) that is lower ranking than the Noteholders’ claims upon the liquidation of Nadra and amortised as per the requirements of the NBU; and

●	reached a preliminary agreement with existing subordinated creditors to haircut a substantial portion of their holdings.
All of the above are subject to the continued review and approval from the NBU and the Ministry of Finance of Ukraine.

With respect to the Proposal relating to the Notes in particular, the NBU is required to approve the registration of the amendments to the Loan Agreement, including certain elements of the Proposal contemplated herein and Nadra’s restructuring.  Other transactions incorporating certain elements similar to the Proposal have been successfully registered by the NBU in the past.

Ranking of the Noteholders versus other creditors in the event of liquidation

In the event that the Temporary Administrator decides that it is impossible to rehabilitate Nadra or the execution of any the reorganisation plan approved by the NBU becomes unfeasible, then it is likely that Nadra will be liquidated under the Law on Banks and Banking Activity. If so, the claims of Nadra’s various creditors, including the Noteholders, will rank as follows:

1.
Claims of secured creditors (including NBU) for secured claims which will be satisfied from the realisation proceeds of secured assets, provided, however, that if such realisation proceeds are insufficient to satisfy such secured claims in full, claims for any shortfall amount will rank as unsecured claims;

2.             Claims for liquidation expenses within the limits set by a budget approved by the NBU;

3.             Claims relating to injuries to and/or health of individuals;

4.             Claims relating to salaries which became due before initiation of liquidation;

5.             Claims of the Deposit Guarantee Fund;

6.             Claims of retail depositors in amounts exceeding the limit of the Deposit Guarantee Fund;

7.	Claims of the National Bank of Ukraine appeared as a result of reduction of the value of collateral provided to secure pre-financing credit facilities;
8.	Claims of the Ministry of Finance of Ukraine appeared in connection with the provision of the repayable financial aid;
9.             Claims of individuals whose payments are blocked;

10.	Other claims, including all unsecured claims, which include the claims of the Noteholders, other than subordinated debt claims;
11.           Subordinated debt claims; and

12.
Claims of any and all shares, interests, participations, rights to purchase, warrants, options or any other equivalent of any of the foregoing (however designated) in relation to the share capital of the bank.

Because of the number of claims that rank above those of senior unsecured creditors of Nadra (including the Notes), it is unlikely that the Noteholders would receive any proceeds from the liquidation of the bank.

Nadra’s current business strategy

In order to determine the viability of Nadra’s business in the event that the bank is able to positively exit temporary administration, Nadra’s Temporary Administrator has already introduced a number of measures in order to increase the operational efficiency of Nadra, in particular:

Loans

Nadra is offering preferential interest rates on the remaining balance of loans to corporate and SME clients, subject to partial prepayment of loans. It is offering extended maturity dates, preferential interest rates to encourage prepayment, waivers of penalty charges and preferential exchange rates to its individual clients. Nadra is also participating in NBU foreign currency tenders aimed at providing borrowers with currency for loan repayments at preferential rates and is working to allow flexible disposal of corporate/retail collaterals to avoid enforcement and increase liquidity.

Deposits and current accounts

Nadra has initiated a deposit repayment programme which aims to make deposit funds available gradually for all kinds of depositors depending on the availability of the deposited amount.  In the event a deposit is due and payable, then (dependant upon the size) a portion will be partially repaid subject to the prolongation of the term for up to 16 months on the balance of the deposit.  It is offering current account maintenance, cash collection and execution of customer payments for utilities, each free of charge.

Cost management

As part of the current restructuring, Nadra is reducing its costs, including general administrative expenses, such as lease rates, transportation, cleaning, communication, repair and maintenance costs.

Post-restructuring business strategy of Nadra

Nadra is working with the Temporary Administrator to ensure a number of measures are in place so that it is a viable entity after the restructuring:

Recapitalisation of Nadra

Under the Resolution of the Management Board of the National Bank of Ukraine dated 15 April 2010 No. 205 “On Submission of Proposal on Participation of the State in Capitalisation of Open Joint Stock

Company Commercial Bank ‘Nadra’” (which, as of 10 May 2010, the date on which the memorandum of understanding was agreed, such resolution’s intentions, to the best of Nadra’s knowledge, remain current), the NBU recognised that Nadra meets the requirements necessary for the participation by the State of Ukraine in a recapitalisation of the bank in the amount of approximately UAH 5 billion via an equity injection in exchange for ordinary shares, together with a private investor who is also expected to make an equity injection in the amount of approximately UAH 5 billion in exchange for ordinary shares.

As noted above, at the end of 2009 the Expert-Analytical Council was established to make recommendations on the recapitalisation of Ukrainian banks by the Ukrainian Government. The head of the Council is Mr. Mykola Azarov, the Prime Minister of Ukraine. On 20 May 2010 the Council decided to recommend the recapitalisation of Nadra in co-operation with a private investor (with the controlling stake to be held by the Ukrainian Government. Noteholders should be aware that, even if the Proposal is successfully implemented, there can be no assurance that all the conditions for recapitalisation will be met. In addition, there can be no assurance that, even if the conditions are met in full, the recapitalisation will be implemented. In particular, the Ukrainian Government may not accept the recommendation of the Council.  Further, press reports have alleged that the World Bank and the International Monetary Fund representatives on the Council may have opposed the recapitalisation (recommendations of the Council are made on the basis of a majority vote, i.e., at least seven of the 13 members of the Council).

On the same day, the Ministry of Finance released the following statement (unofficial translation):

A decision on the practicability of the State participation in capitalisation of the bank had been taken on the meeting of the Expert-Analytical Council of the Cabinet of Ministers of Ukraine chaired by the Prime Minister M. Azarov, which took place on 20 May 2010.

In accordance with the suggestion of the National Bank of Ukraine, a private investor expressed a willingness to participate in the capitalisation of OJSC CB “Nadra” jointly with the State, which will decrease the State expenses for capitalisation substantially and split the risks of this process. With this, the State shall obtain the controlling stake of 50% + 1 share.
The Council also set condition precedents which must be fulfilled by the temporary administration of OJSC CB “Nadra” before the State invests in the share capital of the bank. The basic condition precedent is a completion of its restructuring of external debt subject to conditions to be agreed by the Council.

The Ministry of Finance believes in the successful implementation of the noted condition precedents and confirms, that the main priority during the process of the capitalisation of the bank with the participation of the State will be the protection of legal interests of the bank’s depositors.

Both the NBU and the Ministry of Finance are closely tracking the debt restructuring process based on the timetables prepared by Nadra with respect to its restructuring of its indebtedness.  Consequently, in the event that the Proposal is not enacted by 21 June 2010, Nadra expects that the Ministry of Finance and the NBU would change their decision in respect of the recapitalisation of Nadra.

There has been speculation in the media and on the internet as to the identity of the potential private investor. As at the date of this Memorandum, Nadra is unable to confirm the identity of the potential private investor and no binding agreements exist between any investor(s) and any of the NBU, the Council and/or the Ukrainian Government in this regard.

As noted above, even if the Proposal is adopted, there can be no assurance that there will be any equity injection by any party, or, if there is an equity injection, what the amount of such equity injection would be.  See “Risk Factors – The recapitalisation of Nadra may not occur or may occur on the terms substantially different than those described in this Memorandum”.

Operational restructuring strategy

Nadra’s strategy through 2010 is to adhere to the financial plan submitted by the Temporary Administrator to the NBU. This financial plan includes cost cutting measures, including a reduction of headcount and closure of outlets and branches, as well as the continued restructuring of external debt.

Deposit base

The bank’s current focus is to retain its existing deposit base. However, due to the current condition of the bank, significant outflows are projected for the near future.

Loan portfolio

For the next few years the bank is not expected to grow its loan portfolio, although it does anticipate recommencing lending to select credits as funds become available from loan repayments from its existing portfolio

Recent Legislative Developments

New tax regulations for banks and removal of certain restrictions on payments abroad

On 24 November 2009 a new Ukrainian anti-crisis law became effective.  This law introduced a number of significant changes to the banking and tax legislation and the Ukrainian currency control regime.

In particular, the law prohibited “early performance” by Ukrainian entities of their obligations under cross-border loan agreements.  Furthermore, the Ukrainian borrowers were prohibited from introducing amendments to their cross-border loan agreements having the effect of shortening the maturity of loans or allowing for prepayment of the respective loans.  The NBU had been instructed to suspend registration of any such amendments.  The law applied to any early repayment of the loan which would cover voluntary prepayments by the borrowers and acceleration by the lenders.

With effect from 15 May 2010, all of the aforesaid restrictions were lifted by the new law intended to stimulate foreign investments and loan facilities. This new law was adopted by the Ukrainian Parliament on 27 April 2010.

While the provisions of the old law stipulating that the operations of banks on sales of mortgaged property are not subject to VAT remain in force, they are expressed to expire on 1 January 2011.

Maximum interest rate limitations

Starting from 15 November 2009, the NBU reintroduced the maximum interest rate limitations that had been in force in Ukraine before October 2008.

As a result, residents of Ukraine are only permitted to borrow foreign loans with the following cost of funding limitations:

For fixed interest rate loans:

●	with a maturity less than 1 year – 9.8 per cent. per annum;

●	with a maturity from 1 to 3 years – 10 per cent. per annum; and
●	with a maturity over 3 years – 11 per cent. per annum.

For floating interest rate loans:

●	LIBOR for three months USD deposits plus 750 basis points.
For the purposes of calculating interest rate stating above, the total cost of funding under cross-border loan agreements should include interest, commissions, fees, default interest and other payments which a Ukrainian borrower would be required to make under such loan agreement must.
The NBU will not register any amendments to foreign currency loans if this would result in the total cost of funding under such agreement exceeding the relevant cost of funding limitations above.

Rationale for Substitution of the New Issuer for the Original Issuer

One of the Amendments being sought by Nadra relates to a substitution of the Original Issuer for the New Issuer. The Original Issuer has indicated to Nadra its intention and desire to resign as lender under the Loan

Agreement and issuer under the Trust Deed, the Agency Agreement, the Notes and any ancillary documents thereto. As a result of the Original Issuer’s decision, Nadra has been obliged to seek a replacement issuer.

The New Issuer was incorporated and registered in England and Wales under the Companies Acts 1985 and 1989 as a public limited company under registration number 07094837. The authorised share capital of the New Issuer comprises £50,000. The entire share capital is owned by Capita Trust Nominees No. 1 Limited. The New Issuer’s registered office is situated at 7th Floor, Phoenix House, 18 King William Street, London EC4N 7HE.

The New Issuer has not previously carried on any business or activity other than those incidental to its incorporation.

The Directors of the New Issuer are Capita Trust Corporate Limited, Capita Trust Corporate Services Limited and Susan Lawrence. Capita Trust Corporate Limited, in its capacity as corporate services provider, will provide administrative services to the New Issuer pursuant to a corporate services agreement dated 14 December 2009.
For the avoidance of doubt, entities within the HSBC Bank plc group will continue to provide services to the New Issuer as Principal Paying Agent, Registrar and transfer agent from and including the Settlement Date.

Other than the registration by the NBU of the Supplemental Loan Agreement, pursuant to which the New Issuer will succeed the Original Issuer as lender in respect of the Loan, no further registration, consent or approval will be required under Ukrainian law or regulation, prior to the Settlement Date, in order to affect its appointment as New Issuer and succeed the Original Issuer. In the event that the Supplemental Loan Agreement is not registered by the NBU, the Amendments shall have no affect, regardless of the outcome of the Extraordinary Resolution.

Ratings of the Notes

Moody’s Investors Service Limited maintains a foreign currency senior unsecured debt Nadra’s rating of “C” with a stable outlook. Fitch Ratings Ltd. no longer rates the Notes or Nadra.

THE SOLICITATION
General

The Original Issuer (acting in conjunction with its proposed successor, the New Issuer), at the request and under the instructions of Nadra, is soliciting the approval of the Noteholders, by way of Extraordinary Resolution, of the Amendments.  In consideration for, and subject to, the passing of the Extraordinary Resolution by the Noteholders, Nadra is offering each Noteholder who validly votes in favour of the Extraordinary Resolution prior to the Expiration Time (and does not subsequently revoke such vote) (subject to the terms and conditions set out in this Memorandum) an amount (rounded to the nearest U.S.$0.01) equal to U.S.$102.86 per U.S.$1,000 in aggregate principal amount of Notes held and validly voted in favour of the Extraordinary Resolution via an Electronic Voting Instruction prior to the Expiration Time (the “Consent Fee”).

The delivery of a valid Electronic Voting Instruction by a Noteholder to the relevant Clearing System will constitute a binding agreement between such Noteholder and the Original Issuer upon receipt by the relevant Clearing System in accordance with the terms and subject to the conditions set out in this Memorandum and in the Electronic Voting Instruction, subject to any rights of revocation as set out herein.

Electronic Voting Instructions should be sent to the relevant Clearing System and should not be sent directly to the Principal Paying Agent, the Swiss Paying Agent, the Registrar, the Tabulation Agent, the Trustee, the Solicitation Agent, the Original Issuer, the New Issuer or Nadra.

Settlement

Noteholders who vote in favour of the Extraordinary Resolution relating to the Proposal in accordance with the Solicitation and prior to the Expiration Time will, if the Extraordinary Resolution is passed and provided they have not subsequently revoked such vote, receive the Consent Fee on the Settlement Date. Following receipt by the Clearing Systems of the Consent Fee, the Proposal outlined herein and the subject of the Extraordinary Resolution will become effective.

It shall be a condition precedent of the Amendment taking effect, that the Consent Fee shall have been paid in clear funds to the Clearing Systems for payment to each Noteholder who validly submitted Electronic Voting Instructions in favour of such Extraordinary Resolution and has not subsequently revoked such vote prior to the Expiration Time.

The Solicitation Agent

Nadra has retained UBS Limited to act as solicitation agent in connection with the Solicitation (the “Solicitation Agent”).

Disclaimer of the Original Issuer, the New Issuer, the Trustee, the Principal Paying Agent, the Swiss Paying Agent, the Registrar, the Tabulation Agent and the Solicitation Agent

In accordance with normal practice, none of the Original Issuer, the New Issuer, the Trustee, the Principal Paying Agent, the Swiss Paying Agent, the Registrar, the Tabulation Agent or the Solicitation Agent expresses any opinion as to the merits of the Amendments or the Proposal.  None of the Original Issuer, the New Issuer, the Trustee, the Principal Paying Agent, the Swiss Paying Agent, the Registrar, the Tabulation Agent or the Solicitation Agent has been involved in formulating the Amendments or makes any representation that all relevant information and main risks have been disclosed to Noteholders in or pursuant to this Memorandum and/or the Notice of the Meeting.  Accordingly, any Noteholder who is in doubt as to the impact of the implementation of the Amendments should seek their own legal, tax and financial advice.

Amendment and Termination of the Solicitation and the Proposal

Nadra reserves the right, at its sole discretion, at any time prior to the Expiration Date or an expiration date for an adjourned meeting, as the case may be, to request and instruct the Original Issuer to terminate, extend, modify or waive any of the terms of the Proposal or the Solicitation, including as to (a) amend the terms of the Proposal or the Solicitation; (b) modify the form or amount of the Consent Fee (or the conditions relating to the payment thereof); or (c) terminate, amend or vary the procedures related to the Proposal or the

Solicitation (including any changes as to the relevant time limits and/or deadlines relating to the Electronic Voting Instructions), as set out in this Memorandum.

VOTING AND QUORUM

Noteholders who wish to vote must do so in accordance with the procedures of the relevant Clearing System.  Noteholders should note that they must allow sufficient time for compliance with the standard operating procedures of the Clearing Systems in order to ensure delivery of their voting instructions to the Tabulation Agent in advance of the Expiration Time on the Expiration Date.

A beneficial owner of Notes held through a broker, dealer, commercial bank, custodian, trust company or Accountholder must provide appropriate instructions to such person in order to cause Electronic Voting Instructions to be delivered with respect to such Notes.  Beneficial owners of Notes are urged to contact any such person promptly to ensure timely delivery of such Electronic Voting Instructions.

Meeting Provisions

The provisions governing the convening and holding of the Meeting (the “Meeting Provisions”) are set out in Schedule 4 (Provisions for Meetings of Noteholders) to the Trust Deed, copies of which are available for inspection as described herein.  See “Documents Incorporated by Reference” above.

IMPORTANT:  The Notes are currently in the form of a Global Note Certificate.  The Global Note Certificate is held by a common depositary for Euroclear and Clearstream, Luxembourg and registered in the name of HSBC Issuer Services Common Depositary Nominee (UK) Limited (the “Nominee”).  Each person (a “Beneficial Owner”) who is the owner of a particular nominal amount of the Notes through Euroclear, Clearstream, Luxembourg or their respective account holders (“Accountholders”), should note that such person will not be a Noteholder for the purposes of attending and voting at, or the quorum for, the Meeting and will only be entitled to attend and vote at the meeting or appoint a proxy to do so in accordance with the procedures set out below.  On this basis, the only Noteholder for the purposes of attending and voting at, or the quorum for, the Meeting will be the Nominee in its capacity as registered holder (the “Registered Holder”).

A Beneficial Owner not wishing to attend the Meeting in person may give a voting instruction through its Accountholder (in the form of an Electronic Voting Instruction in accordance with the standard procedures of Euroclear and/or Clearstream, Luxembourg) to the Registrar and require the Registrar to include the votes attributable to its Notes in a block voting instruction issued by the Registrar for the Meeting (or any adjourned meeting), in which case the Registrar shall appoint an employee of the Tabulation Agent to attend as a proxy and vote at the Meeting (or any adjourned meeting) in accordance with such Beneficial Owner's instructions.

A Beneficial Owner wishing to attend the Meeting in person or to appoint a person other than an employee of the Tabulation Agent to be its proxy to attend and vote at the Meeting (or any adjourned meeting) may give an Electronic Voting Instruction through its Accountholder to the Registered Holder and require the Registered Holder to appoint by way of form of proxy the Beneficial Owner or such other person as its proxy to vote at the Meeting (or any adjourned meeting) in respect of the Notes held by the Beneficial Owner (or its Accountholder) in Euroclear and/or Clearstream, Luxembourg and represented by the Global Note Certificate.

References herein to a “proxy” shall be to any proxy appointed by the Registrar under a block voting instruction or any proxy appointed by the Registered Holder under a form of proxy other than where such appointment has been revoked as provided below.

Unless revoked, any appointment of a proxy under a block voting instruction or form of proxy in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed.  Any person appointed to vote at such a Meeting must be re-appointed under a block voting instruction or form of proxy to vote at the Meeting when it is resumed.

Any proxy so appointed shall, so long as such appointment remains in force, be deemed for all purposes in connection with the meeting to be the holder of the Notes to which such appointment relates and the Registered Holder of the Notes shall be deemed for such purposes not to be the holder.

A block voting instruction and a form of proxy cannot be outstanding simultaneously in respect of the same Note.

In either case, Beneficial Owners must have made arrangements to vote with the relevant Clearing System by not later than 48 hours before the time fixed for the Meeting and within the relevant time limit specified by the relevant Clearing System and request or make arrangements for the relevant Clearing System to block the Notes in the relevant Accountholder’s account and to hold the same to the order or under the control of the Registrar or the Registered Holder.  Such arrangements may be revoked by no later than 48 hours before the time fixed for the Meeting.

An Accountholder whose Notes have been blocked will thus be able to procure that an Electronic Voting Instruction is given in accordance with the procedures of the relevant Clearing System to the Tabulation Agent.

Blocking of Accounts

Subject to the paragraph below, at the time an Accountholder delivers an Electronic Voting Instruction to the Registrar or the Registered Holder, as the case may be, and the Tabulation Agent in accordance with the procedures of the Clearing Systems, such Accountholder must also request the relevant Clearing System to block the Notes in his account and to hold the same to the order or under the control of the Registrar or the Registered Holder, as the case may be.

Subject as provided above, any Note(s) so held and blocked for either of these purposes will be released to the Accountholder by the relevant clearing system on the earliest of (a) as soon as reasonably practicable after the Settlement Date and (b) upon such Note(s) ceasing in accordance with the procedure of the relevant Clearing System and with the agreement of the Registrar or the Registered Holder, as the case may be, to be held to its order or under its control in the relevant Clearing System; provided, however, in the case of (b) above, that, if the Registrar or the Registered Holder, as the case may be, has caused a proxy to be appointed in respect of such Note(s), such Note(s) will not be released to the relevant Accountholder unless and until the Registrar or the Registered Holder, as the case may be, has notified the Original Issuer of the necessary revocation of or amendment to such proxy.

Form and Content of Electronic Voting Instructions

Electronic Voting Instructions must comply with and be transmitted in accordance with the usual procedure of the relevant Clearing System, so as to be received by a Clearing System sufficiently in advance of the Expiration Time.

Electronic Voting Instructions should clearly specify whether the Beneficial Owner wishes to vote in favour of or against the Extraordinary Resolution.

If Electronic Voting Instructions are not received from or on behalf of a Beneficial Owner by a Clearing System by the Expiration Time (or such earlier time as may be set by the relevant Clearing System) (and such Beneficial Owner does not otherwise make arrangements to vote at the Meeting (or adjourned meeting, as applicable) or to attend in person by appointing a proxy also in advance of the Expiration Time), such Beneficial Owner will be deemed to have declined to vote in respect of the Extraordinary Resolution and shall not be entitled to receive the Consent Fee.

Acceptance of Electronic Voting Instructions

Upon the terms and subject to the conditions contained in the Meetings’ Provisions and applicable law, the Original Issuer will accept all Electronic Voting Instructions validly given and all votes cast at the Meeting representing such Electronic Voting Instructions.

The Original Issuer’s and Nadra’s Interpretation Final

The Original Issuer’s and Nadra’s interpretation of the terms and conditions of the Proposal and the Solicitation shall be final and binding.  No alternative, conditional or contingent giving of Electronic Voting Instructions will be accepted.  Unless waived by the Original Issuer and Nadra, any defects or irregularities in connection with the giving of Electronic Voting Instructions must be cured within such time as is permitted in accordance with the procedures of the relevant Clearing System.  None of the Original Issuer, the New Issuer, Nadra, the Trustee, the Principal Paying Agent, the Swiss Paying Agent, the Registrar, the Tabulation Agent, the Solicitation Agent or any other person will be under any duty to give notification of any defects or irregularities in such Electronic Voting Instructions nor will such entities incur any liability for failure to give such notification.  Such Electronic Voting Instructions will not be deemed to have been delivered until such defects or irregularities have been cured or waived.

All questions as to the validity, form and eligibility (including timing of receipt) in relation to Electronic Voting Instructions will be determined by the Original Issuer and Nadra in their sole discretion, which determination shall be conclusive and binding.  The Original Issuer and Nadra reserve the right to reject any or all Electronic Voting Instructions that are not in proper form or the acceptance of which could, in the opinion of the Original Issuer and Nadra or their counsel, be unlawful.  The Original Issuer and Nadra also reserve the right to waive any and all defects or irregularities in connection with deliveries of particular Electronic Voting Instructions, including, without limitation, with respect to the timing of delivery of such Electronic Voting Instructions, whether or not similar defects or irregularities are waived in respect of other Electronic Voting Instructions.

Required Quorum

The quorum required at the Meeting shall be two or more persons validly (in accordance with the provisions of the Trust Deed) present (each a “voter”) in person holding, or being proxies and representing or holding, not less than two-thirds of the aggregate principal amount of the outstanding Notes, provided however that, so long as at least two-thirds of the aggregate principal amount of the outstanding Notes is represented by a Global Note Certificate or a single Individual Note Certificate (each as defined in the Trust Deed), a single voter appointed in relation thereto or being the holder of the Notes represented  thereby shall be deemed to be two voters for the purposes of forming a quorum (the “Single Voter Proviso”).

If within 15 minutes after the time fixed for the Meeting a quorum is not present, the Meeting may be adjourned for such period, being not less than 14 days nor more than 42 days, and to such time and place as may be appointed by the chairman (with the approval of the Trustee) either at or subsequent to the Meeting.  Notice of any adjourned meeting shall be given in the same manner as, and shall contain the same information required for, notice of the Meeting, save that 10 days’ notice (exclusive of the day on which notice is given and of the day on which the adjourned meeting is to be resumed) shall be sufficient and shall contain the quorum requirements which will apply when the adjourned meeting resumes.

At any adjourned meeting, the quorum shall be two or more voters holding Notes or being proxies and representing or holding not less than one-third of the aggregate principal amount of the outstanding Notes, provided however that, so long as at least one-third of the aggregate principal amount of the outstanding Notes is represented by a Global Note Certificate or a single Individual Note Certificate, a single voter appointed in relation thereto or being the holder of the Notes represented  thereby shall be deemed to be two voters for the purposes of forming a quorum.

Required Majority

To be passed in relation to the Notes, the Extraordinary Resolution must be passed at a Meeting or adjourned meeting, as applicable, duly convened and held in accordance with the provisions of Schedule 4 (Provisions for Meetings of Noteholders) to the Trust Deed by a majority of not less than three quarters of the votes cast.

Voting at the Meeting

Except where the Single Voter Proviso applies, every question submitted to the Meeting or adjourned meeting, as applicable, shall be decided in the first instance by a show of hands.

Unless a poll is validly demanded before or at the time that the result is declared, the chairman’s declaration that on a show of hands the Extraordinary Resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the Extraordinary Resolution.

A demand for a poll shall be valid if it is made by the chairman, the Original Issuer, the Trustee or one or more voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes.  The poll may be taken immediately or after such adjournment as the chairman directs, but any poll demanded on the election of the chairman or on any question of adjournment shall be taken at the Meeting without adjournment.  A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the chairman directs.

On a show of hands every voter shall have one vote.  On a poll every voter shall have one vote in respect of each U.S.$1,000 in aggregate face amount of the outstanding Note(s) represented by him.  Without prejudice to the obligations of the proxies, a person entitled to more than one vote shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way.  In the case of a voting tie, the chairman shall have a casting vote.

Consequences of the Extraordinary Resolution being Approved

If the Extraordinary Resolution is duly passed at the Meeting (or adjourned meeting, as applicable) duly convened and held in accordance with the Trust Deed, the Extraordinary Resolution shall be binding on all the Noteholders, whether or not present at the Meeting (or adjourned meeting, as applicable), and each of them shall be bound to give effect to it accordingly.

APPENDIX A
FORM OF NOTICE OF THE MEETING

THIS NOTICE IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.  IF YOU ARE IN ANY DOUBT AS TO THE ACTION YOU SHOULD TAKE, YOU SHOULD CONSULT YOUR OWN INDEPENDENT PROFESSIONAL ADVISERS IMMEDIATELY.

THE PROPOSAL MADE BY THE BORROWER, WHICH RELATES TO THE MEETING OF NOTEHOLDERS BEING CONVENED BY THE ORIGINAL ISSUER, IS NOT BEING MADE AND WILL NOT BE MADE IN OR INTO THE REPUBLIC OF ITALY.  NEITHER THIS NOTICE NOR ANY OTHER DOCUMENT RELATING TO THE MEETING OF NOTEHOLDERS HAS BEEN PREPARED FOR PURPOSES OF ANY SOLICITATION OR OFFER TO PURCHASE NOTES IN THE REPUBLIC OF ITALY, AND THIS NOTICE AND SUCH OTHER DOCUMENTS MAY NOT BE DISTRIBUTED OR MADE AVAILABLE IN THE REPUBLIC OF ITALY FOR SUCH PURPOSE.  NEITHER THIS NOTICE NOR ANY OTHER DOCUMENT RELATING TO THE MEETING OF NOTEHOLDERS HAS BEEN SUBMITTED TO THE CLEARANCE PROCEDURE OF THE COMMISSIONE NAZIONALE PER LE SOCIETÀ E LA BORSA (CONSOB) PURSUANT TO ITALIAN LAWS AND REGULATIONS.

THE CONSENT SOLICITATION IS MADE FOR THE SECURITIES OF A NON-U.S. COMPANY.  THE CONSENT SOLICITATION IS SUBJECT TO DISCLOSURE REQUIREMENTS OF A NON-U.S. COUNTRY THAT ARE DIFFERENT FROM THOSE OF THE UNITED STATES.

IT MAY BE DIFFICULT FOR YOU TO ENFORCE YOUR RIGHTS AND ANY CLAIM YOU MAY HAVE ARISING UNDER THE UNITED STATES FEDERAL SECURITIES LAWS, SINCE NADRA AND ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF A NON-U.S. COUNTRY.  YOU MAY NOT BE ABLE TO SUE A NON-U.S. COMPANY OR ITS OFFICERS OR DIRECTORS, IN A NON-U.S. COURT FOR VIOLATIONS OF THE UNITED STATES SECURITIES LAWS.  IT MAY BE DIFFICULT TO COMPEL A NON-U.S. COMPANY AND ITS AFFILIATES, OR A FOREIGN SOVEREIGN STATE, TO SUBJECT THEMSELVES TO A UNITED STATES COURT’S JUDGMENT.

THE CONSENT SOLICITATION MAY NOT BE MADE IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)) EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  THERE WILL BE NO PUBLIC OFFER OF SECURITIES IN THE UNITED STATES.

NOTICE OF MEETING

HSBC BANK PLC
(incorporated in England and Wales)
(the “Original Issuer”)

acting in conjunction with
OPEN JOINT STOCK COMMERCIAL BANK NADRA
(incorporated in Ukraine)
(“Nadra” or the “Borrower”)

and

the proposed successor issuer, NDR FINANCE PLC
(incorporated in England and Wales)
(the “New Issuer”)

in respect of the outstanding
U.S.$175,000,000 9.25 per cent. Loan Participation Notes due 2010 (the “Notes”) issued by, but without recourse to, the Original Issuer for the sole purpose of funding a loan to Nadra

ISIN: XS0307202530	Common Code: 030720253	Swiss Security Number: 3222360

NOTICE IS HEREBY GIVEN that, pursuant to the provisions of Schedule 4 (Provisions for Meetings of Noteholders) to the Trust Deed (as defined below) constituting the Notes and made between the Original Issuer and The Law Debenture Trust Corporation p.l.c. as trustee for the Noteholders (the “Trustee”), a Meeting of the Noteholders will be held on 16 June 2010 at the offices of White & Case LLP, 5 Old Broad Street, London EC2M 1DW, United Kingdom, at 11.00 a.m. (London time) for the purpose of considering and, if thought fit, passing the following resolution which will be proposed as an Extraordinary Resolution in accordance with the provisions of the Trust Deed.  Unless the context otherwise requires, capitalised terms used in this notice shall bear the meanings given to them in the Memorandum (as defined below).

EXTRAORDINARY RESOLUTION

“THAT THIS MEETING (the “Meeting”) of the holders (the “Noteholders”) of the U.S.$175,000,000 9.25 per cent. Loan Participation Notes due 2010 (the “Notes”) issued by but without recourse to, HSBC Bank plc (the “Original Issuer”) for the sole purpose of funding a loan to Open Joint Stock Commercial Bank Nadra (“Nadra” or the “Borrower”) pursuant to a loan agreement between the Original Issuer and Nadra dated 25 June 2007 (the “Loan Agreement”), and constituted by a trust deed dated 28 June 2007 (the “Trust Deed”) between the Original Issuer and The Law Debenture Trust Corporation p.l.c. (the “Trustee”), by Extraordinary Resolution (as defined in the Trust Deed) HEREBY:

(1)	assents to and approves, and authorises, directs, requests and empowers the Trustee to agree to the substitution of the Original Issuer with the New Issuer;
(2)
assents to and approves, and authorises, directs, requests and empowers the Trustee to agree to the granting by the New Issuer with full title guarantee and as continuing security for the payment of all sums due under the Trust Deed as will be amended by the Supplemental Trust Deed, of:

(a)
a first fixed charge (the “Charge”) in favour of the Trustee for the benefit of itself and the Noteholders all of the New Issuer’s rights, interests and benefits in and to (i) principal, interest and other amounts now or hereafter paid and payable by Nadra to the New Issuer as lender under the Loan Agreement as will be amended by the Supplemental Loan Agreement; (ii) all amounts now or hereafter paid or payable by Nadra under or in respect of any claim, award or judgment relating to the Loan Agreement as will be amended by the Supplemental Loan Agreement; and (iii) all sums held on deposit including accrued interest from time to time in the Collection Account (as defined in the Trust Deed) or any other account of the New Issuer together with the debt represented thereby, provided, however, that (A) for the avoidance of doubt the New Issuer shall remain legal and beneficial owner of the property subject to the Charge (the “Charged Property”) following the granting of the Charge and (B), there shall be excluded from the Charge the Reserved Rights and any amounts relating to the Reserved Rights (as defined in the Trust Deed);

(b)
an assignment absolutely by way of security to the Trustee for the benefit of itself and the Noteholders all of the New Issuer’s rights, interests and benefits whatsoever, both present and future, whether proprietary, contractual or otherwise under or arising out of or evidenced by the Loan Agreement as will be amended by the Supplemental Loan Agreement (including, without limitation, the right to declare the Loan immediately due and payable and to take proceedings to enforce the obligations of Nadra thereunder) other than the Charged Property, the Reserved Rights and any amounts payable by the Borrower in relation to the Charged Property and the Reserved Rights; and

(c)	a floating charge over the whole of the New Issuer’s undertakings and assets to the extent that such undertakings and assets are not subject to any other security created pursuant to the Trust Deed;
(3)	assents to and approves, and authorises, directs, requests and empowers the Trustee to agree to certain amendments to the commercial terms of the Notes and the Loan as follows:
(a)	The extension of the final maturity date of the Notes from 28 June 2010 to the seventh anniversary of the Settlement Date;

(b)	The extension of the repayment date of the Loan from 28 June 2010 to the seventh anniversary of the Settlement Date;
(c)
The reduction of the principal amount of the Notes, which will be applied pro rata such that each Noteholder will, following the implementation of the Amendments, hold U.S.$426.14 for every U.S.$1,000 principal amount of Notes held prior to the implementation of the Amendments (provided that the total aggregate amount of Notes per Noteholder will be rounded down to the nearest U.S.$1.00);

(d)
The reduction of the principal amount of the Loan by such amount as will make the outstanding balance of the Loan equal, on the Settlement Date, to the aggregate principal amount outstanding of the Notes on the same date;

(e)
Amending the repayment terms of the Notes from a single repayment on the maturity date to provide for the repayment of principal in instalments and the addition of an amortisation schedule in respect of repayment of the principal amount of the Notes as follows:

Interest Payment Date falling in:	% of principal amount of Notes outstanding as of the Settlement Date of this Consent Solicitation to be repaid:
Third anniversary of Settlement Date	20.00
Fourth anniversary of Settlement Date	25.00
Fifth anniversary of Settlement Date	25.00
Sixth anniversary of Settlement Date	15.00
Seventh anniversary of Settlement Date	15.00

(f)
Amending the repayment terms of the Loan from a single repayment on the repayment date to provide for the repayment of principal in instalments and the addition of an amortisation schedule in respect of repayment of the principal amount of the Loan as follows:

Interest Payment Date falling in:	% of principal amount of Notes outstanding as of the Settlement Date of this Consent Solicitation to be repaid:
Third anniversary of Settlement Date	20.00
Fourth anniversary of Settlement Date	25.00
Fifth anniversary of Settlement Date	25.00
Sixth anniversary of Settlement Date	15.00
Seventh anniversary of Settlement Date	15.00

(g)	A reduction in the rate of interest on the Notes from 9.25 per cent. per annum to 8 per cent. per annum;
(h)	A reduction in the rate of interest on the Loan from 9.25 per cent. per annum to 8 per cent. per annum;
(i)
The change in frequency of the payment of interest under the Notes from semi-annually to annually, payable on the anniversary of the Settlement Date of each year commencing on the first anniversary of the Settlement Date and accruing from and including the Settlement Date;

(j)
The change in frequency of the payment of interest under the Loan from semi-annually to annually, payable on the anniversary of the Settlement Date of each year commencing on the first anniversary of the Settlement Date and accruing from and including the Settlement Date;

(k)	The change in the manner in which interest under the Notes shall be calculated from:
being calculated on the basis of a year of 360 days consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed and taking the resulting figure and dividing by two and rounding the resulting figure, to:

being calculated on the basis of the actual number of days elapsed from and including the previous Interest Payment Date (as defined in the Trust Deed, as will be amended by the Supplemental Trust Deed), divided by 365 (or, if any portion of that Interest Period (as defined in the Trust Deed, as will be amended by the Supplemental Trust Deed), falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period (as defined in the Trust Deed, as will be amended by the Supplemental Trust Deed) falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period (as defined in the Trust Deed, as will be amended by the Supplemental Trust Deed) falling in a non-leap year divided by 365);

(l)	The change in the manner in which interest under the Loan shall be calculated from:
being calculated on the basis of a year of 360 days consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed, to:

being calculated on the basis of the actual number of days elapsed from and including the previous Interest Payment Date divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(m)
The insertion into the Loan Agreement of an arrangement fee, in an amount equal to the Consent Fee, to be payable on the Settlement Date, by Nadra to the New Issuer in respect of the Loan to fund the payment of the Consent Fee;

(n)	The change in threshold amount for triggering a cross-default under Clause 15.3 (Cross Default) of the Loan from U.S.$10,000,000 to U.S.$25,000,000;
(o)
The change in the threshold amount in Clause 14.8 (Payment of Taxes and Other Claims) of the Loan Agreement from U.S.$1,000,000 (or its equivalent in any other currency) to U.S.$10,000,000 (or its equivalent in any other currency);

(p)
Amending the definition of “Change of Control” in each of the Loan Agreement and the Conditions to replace the existing requirement for the individuals named therein to hold a majority share of the authorised capital of Nadra, to state that a “Change of Control” will be deemed to occur if: (i) any person or group other than the government of Ukraine, the NBU or any other regulatory body of Ukraine (each a “Government Entity”) becomes (through one or a series of transactions) the beneficial owner of more than 50 per cent. of the voting rights attaching to the authorised share capital of Nadra, or (ii) any person or group (other than a Government Entity) who beneficially owns more than 50 per cent. of the voting rights attaching to the authorised share capital of Nadra ceases to beneficially own at least 50 per cent. of such voting rights;

(q)
Amending the definition of “Permitted Security Interests” in the Loan Agreement to include any Security Interest given to the NBU associated with the restructuring of Nadra’s secured NBU loans up to a maximum amount equal to UAH10 billion;

(r)
Amending the definition of “Event of Default” in the Loan Agreement to allow the New Issuer (in its capacity as lender thereunder) to call an event of default in respect of Nadra in the event that (a) there is no formal resolution to recapitalise Nadra made by the Cabinet of Ministers of Ukraine which has become effective according to Ukrainian Law on or prior to 30 September 2010 or (b) the recapitalisation of Nadra, as described in the resolution described in (a) above, which results in Nadra being in full compliance with all its statutory financial ratios, is not successfully completed on or prior to 31 December 2010; or (c) at any time, in the event that the resolution referred to in (a) above is rescinded;

(s)
Amending Clause 14 (Covenants) of the Loan Agreement to include a further covenant of Nadra that neither it, nor any party on its behalf, may make any payment before its originally scheduled due date of principal or interest, in each case on account of any Indebtedness (as defined in the Loan Agreement) of Nadra, or any Subsidiary (as defined in the Loan Agreement) thereof, following any acceleration of such Indebtedness, prior to 31 December 2010, without the prior consent of the New Issuer acting on the instructions of the Noteholders holding or representing not less than two-thirds of the principal amount of the Notes then outstanding;

(t)	The change in the minimum denomination of the Notes from U.S.$100,000 to U.S.$1 and the removal of the concept of integral multiples; and
(u)	The change in the multiple of Notes held by a Noteholder in order to receive a vote on a poll vote from U.S.$1,000 to U.S.$1;
(4)
assents to and approves, unconditionally and irrevocably, the waiver of any and all Events of Default or Potential Events of Default (each as defined in the Loan Agreement) (other than as caused as a result of insolvency under Clause 15.6(b) or (c) (Revocation of Licence; Insolvency) of the Loan Agreement) existing prior to the Settlement Date and whether known or unknown, under the Conditions, the Loan Agreement, the Trust Deed, the Agency Agreement and any other relevant transaction documents;

(5)
assents to and approves, unconditionally and irrevocably, the waiver of any and all future Events of Default or Potential Events of Default (each as defined in the Loan Agreement) (other than as caused as a result of insolvency under Clause 15.6 (Revocation of Licence; Insolvency) of the Loan Agreement), whether known or unknown, that occur from and including the Settlement Date up to and including 28 June 2010, being the existing final maturity date of the Notes and repayment date of the Loan, to allow Nadra sufficient time to complete the restructuring of its remaining debts and obtain the necessary approvals and registrations (including those of the NBU);

(6)
assents to and approves, unconditionally and irrevocably, the waiver of the requirement of Nadra to produce IFRS compliant audited consolidated financial statements and IFRS compliant unaudited consolidated financial statements, in each case for the period up to and including 31 December 2011;

(7)
assents to and approves, unconditionally and irrevocably, the waiver of any and all Events of Default or Potential Events of Default (each as defined in the Loan Agreement) under Clause 15.3 (Cross Default) existing prior to 31 December 2010, whether known or unknown;

(8)
assents to and approves, unconditionally and irrevocably, the waiver of any and all Events of Default or Potential Events of Default (each as defined in the Loan Agreement) associated with the act of any future state recapitalisation of Nadra;

(9)
assents to and approves, unconditionally and irrevocably, the waiver of any and all claims to amounts of interest or additional amounts due and unpaid under the Conditions, the Loan Agreement, the Trust Deed, the Agency Agreement and any other relevant documents ancillary thereto up to (but excluding) the Settlement Date;

(10)
authorises, directs, requests and empowers the Trustee to agree all other such amendments to the Loan Agreement, the Agency Agreement, the Conditions of the Notes and the Trust Deed as are necessary and/or expedient to give effect to the modifications and waivers set out in paragraphs (1) to (9) inclusive of this Extraordinary Resolution;

(11)
authorises and requests the Trustee to concur in and execute all such deeds, instruments, acts and things that may be necessary, appropriate or desirable in the opinion of the Trustee to carry out and give effect to this Extraordinary Resolution and the implementation of the amendments and modifications and waivers referred to in paragraphs (1) to (9) inclusive above;

(12)
discharges and exonerates the Original Issuer, the New Issuer, the Trustee, the Principal Paying Agent, the Swiss Paying Agent, the Registrar, the Tabulation Agent, the Solicitation Agent (as defined below) and the registered holder of the Notes from all liability for which it or they may have become or may become liable under the Trust Deed, the Loan Agreement, the Agency Agreement or the Notes in respect of any act or omission including, without limitation in connection with this Extraordinary Resolution or its implementation, the amendments and modifications and waivers referred to in paragraphs (1) to (9) inclusive above or the implementation of those amendments and modifications;

(13)
sanctions and assents to every abrogation, amendment, modification, compromise or arrangement in respect of the rights of the Noteholders against the Original Issuer or against any of its/their property whether such rights shall arise under the Trust Deed or otherwise involved in or resulting from the amendments and modifications and waivers referred to in paragraphs (1) to (9) inclusive above; and

(14)
acknowledges and accepts that it shall be a condition precedent of the amendment documents giving effect to the amendments and waivers referred to in paragraphs (1) to (9) inclusive above taking effect that the Consent Fee shall have been paid in clear funds to the Clearing Systems for payment to each Noteholder who validly submitted Electronic Voting Instructions in favour of such Extraordinary Resolution and has not subsequently revoked such vote.

Unless the context otherwise requires, capitalised terms used in this Extraordinary Resolution shall bear the meanings given to them in the Trust Deed (incorporating the Conditions), Loan Agreement, the Agency Agreement and the Consent Solicitation Memorandum relating to the Notes dated 1 June 2010 (the “Memorandum”).”

Background

The Original Issuer (acting in conjunction with its proposed successor, the New Issuer), at the request and under the instructions of Nadra, is soliciting consents to amend the Trust Deed (incorporating the Conditions), the Loan Agreement, the Agency Agreement, the Conditions and any documents ancillary thereto as described in the Extraordinary Resolution above. Descriptions of the background to the Consent Solicitation and of certain risk factors relating to the Consent Solicitation are set out in the Memorandum, a copy of which is available as indicated below.

Documents Available for Inspection

Noteholders may inspect copies of the documents set out below at the specified offices of the Principal Paying Agent, the Swiss Paying Agent, the Tabulation Agent and the Solicitation Agent set out below:

Documents available for inspection at any time during normal business hours on any weekday (Saturdays, Sundays and bank and other public holidays excepted) from the date of this Notice and at the Meeting (or adjourned meeting, as applicable):

●	the Trust Deed;
●	the Loan Agreement;
●	the Agency Agreement;
●	the Memorandum; and
●	this Notice of Meeting.
Documents available for inspection and collection at any time during normal business hours on any weekday (Saturdays, Sundays and bank and other public holidays excepted) immediately prior to and at the Meeting (or adjourned meeting, as applicable):

●	the draft Supplemental Trust Deed (including the Amended Conditions);
●	the draft Supplemental Agency Agreement; and
●	the draft Supplemental Loan Agreement.
General

The attention of Noteholders is particularly drawn to the quorum required for the Meeting which is set out in “Voting and Quorum” below.  Having regard to such requirements, Noteholders are strongly urged either to attend the Meeting or to take steps to be represented at the Meeting, as referred to below, as soon as possible.

Noteholders who wish to vote must do so in accordance with the procedures of Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme (together, the “Clearing Systems”).  Noteholders should note that they must allow sufficient time for compliance with the standard operating procedures of the Clearing Systems in order to ensure delivery of their voting instructions to the Tabulation Agent in advance of the Expiration Time on the Expiration Date.

Direct participants in any Clearing System by submission of Electronic Voting Instructions (as defined below) authorise such Clearing System to disclose their identity to the Original Issuer, the New Issuer, Nadra, UBS Limited (the “Solicitation Agent”), the Principal Paying Agent, the Swiss Paying Agent, the Registrar, the Tabulation Agent and the Trustee.
A Beneficial Owner (as defined below) of Notes held through a broker, dealer, commercial bank, custodian, trust company or Accountholder must provide appropriate instructions to such person in order to cause Electronic Voting Instructions to be delivered with respect to such Notes.  Beneficial Owners are urged to contact any such person promptly to ensure timely delivery of such Electronic Voting Instructions.

None of the Original Issuer, the New Issuer, the Trustee, the Solicitation Agent, the Principal Paying Agent, the Swiss Paying Agent, the Registrar or the Tabulation Agent expresses any view as to the merits of the amendments and modifications referred to in paragraphs (1) to (9) (inclusive) of the Extraordinary Resolution or the Extraordinary Resolution but the Trustee has authorised it to be stated that it has no objection to the amendments and modifications referred to in paragraphs (1) to (9) (inclusive) of the Extraordinary Resolution and the Extraordinary Resolution being put to Noteholders for their consideration.  None of the Original Issuer, the New Issuer, the Trustee, the Principal Paying Agent, the Swiss Paying Agent, the Registrar, the Solicitation Agent, or the Tabulation Agent has been involved in negotiating the amendments and modifications referred to in paragraphs (1) to (9) (inclusive) of the Extraordinary Resolution or the Extraordinary Resolution and none of them makes any representation that all relevant information has been disclosed to the Noteholders in or pursuant to the Memorandum and the Notice of Meeting.  Noteholders who are unsure of the impact of the amendments and modifications referred to in paragraphs (1) to (9) (inclusive) of the Extraordinary Resolution and the Extraordinary Resolution should seek their own financial, legal, accounting and tax advice.

Nadra will bear legal, accounting and other professional fees and expenses associated with the amendments, modifications and waivers referred to in paragraphs (1) to (9) (inclusive) of the Extraordinary Resolution, as more particularly agreed with the Original Issuer, the Tabulation Agent and the Solicitation Agent.

Consent Fee

The Consent Fee is being offered to each Noteholder who votes in favour of the Extraordinary Resolution by delivering (and not subsequently revoking) Electronic Voting Instructions in favour of the Extraordinary Resolution at the Meeting (or, if applicable, adjourned meeting) at which the Extraordinary Resolution is passed, in consideration for, and subject to, the passing of the Extraordinary Resolution, as further described the Memorandum.

Subject to the terms and conditions specified in the Memorandum, Noteholders who submit a valid Electronic Voting Instruction, in favour of the Extraordinary Resolution by no later than the Expiration Time and who do not revoke their Electronic Voting Instruction or otherwise make arrangements to abstain from voting in respect of the Extraordinary Resolution will be entitled to receive the Consent Fee on the Settlement Date, if the Extraordinary Resolution is passed.

If the Extraordinary Resolution is passed, the Proposal outlined in the Memorandum and the subject of the Extraordinary Resolution will become effective on the Settlement Date, following receipt by the Clearing Systems of the Consent Fee.  Noteholders who have submitted Electronic Voting Instructions shall not be entitled to revoke such instruction, unless otherwise required by law or permitted by the Trust Deed.

Noteholders who submit or deliver their Electronic Voting Instructions after the Expiration Time will not be eligible to receive the Consent Fee.

Voting and Quorum

1.
The relevant provisions governing the convening and holding of meetings of Noteholders are set out in Schedule 4 (Provisions for Meetings of Noteholders) to the Trust Deed, a copy of which is available for inspection as referred to above.

IMPORTANT:  The Notes are currently in the form of a Global Note Certificate.  The Global Note Certificate is held by a common depositary for Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and registered in the name of HSBC Issuer Services Common Depositary Nominee (UK) Limited (the “Nominee”).  Each person (a “Beneficial Owner”) who is the owner of a particular nominal amount of the Notes through Euroclear, Clearstream, Luxembourg or their respective account holders (“Accountholders”), should note that such person will not be a Noteholder for the purposes of attending and voting at, or the quorum for, the Meeting and will only be entitled to attend and vote at the meeting or appoint a proxy to do so in accordance with the procedures set out below.  On this basis, the only Noteholder for the purposes of attending and voting at, or the quorum for, the Meeting will be the Nominee in its capacity as registered holder (the “Registered Holder”).

2.
A Beneficial Owner not wishing to attend the Meeting in person may give a voting instruction through its Accountholder (in the form of an electronic voting instruction (an “Electronic Voting Instruction”) in accordance with the standard procedures of Euroclear and/or Clearstream, Luxembourg) to the Registrar and require the Registrar to include the votes attributable to its Notes in a block voting instruction issued by the Registrar for the Meeting (or any adjourned meeting), in which case the Registrar shall appoint an employee of the Tabulation Agent to attend as a proxy and vote at the Meeting (or any adjourned meeting) in accordance with such Beneficial Owner's instructions.

3.
A Beneficial Owner wishing to attend the Meeting in person or to appoint a person other than an employee of the Tabulation Agent to be its proxy to attend and vote at the Meeting (or any adjourned meeting) may give an Electronic Voting Instruction through its Accountholder to the Registered Holder and require the Registered Holder to appoint by way of form of proxy the Beneficial Owner or such other person as its proxy to vote at the Meeting (or any adjourned meeting) in respect of the Notes held by the Beneficial Owner (or its Accountholder) in Euroclear and/or Clearstream, Luxembourg and represented by the Global Note Certificate.

4.
References herein to a “proxy” shall be to any proxy appointed by the Registrar under a block voting instruction or any proxy appointed by the Registered Holder under a form of proxy other than where such appointment has been revoked as provided below.

5.
Unless revoked, any appointment of a proxy under a block voting instruction or form of proxy in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed.  Any person appointed to vote at such a Meeting must be re-appointed under a block voting instruction or form of proxy to vote at the Meeting when it is resumed.

6.
A proxy so appointed shall, so long as such appointment remains in force, be deemed for all purposes in connection with the meeting to be the holder of the Notes to which such appointment relates and the Registered Holder of the Notes shall be deemed for such purposes not to be the holder.

7.	A block voting instruction and a form of proxy cannot be outstanding simultaneously in respect of the same Note.
8.
In either case, Beneficial Owners must have made arrangements to vote with the relevant Clearing System by not later than 48 hours before the time fixed for the Meeting and within the relevant time limit specified by the relevant Clearing System and request or make arrangements for the relevant Clearing System to block the Notes in the relevant Accountholder’s account and to hold the same to the order or under the control of the Registrar or the Registered Holder.  Such arrangements may only be revoked as required by law or permitted under the Trust Deed.

9.
An Accountholder whose Notes have been blocked will thus be able to procure that an Electronic Voting Instruction is given in accordance with the procedures of the relevant Clearing System to the Tabulation Agent.

10.
Subject to the paragraph below, at the time an Accountholder delivers an Electronic Voting Instruction to the Registrar or the Registered Holder, as the case may be, and the Tabulation Agent in accordance with the procedures of the Clearing Systems, such Accountholder must also request the relevant Clearing System to block the Notes in his account and to hold the same to the order or under the control of the Registrar or the Registered Holder, as the case may be.

11.
Subject as provided above, any Note(s) so held and blocked for either of these purposes will be released to the Accountholder by the relevant clearing system on the earliest of (i) as soon as reasonably practicable after the Settlement Date and (ii) upon such Note(s) ceasing in accordance with the procedure of the relevant clearing system and with the agreement of the Registrar or the Registered Holder, as the case may be, to be held to its order or under its control in the relevant clearing system; provided, however, in the case of (ii) above, that, if the Registrar or the Registered Holder, as the case may be, has caused a proxy to be appointed in respect of such Note(s), such Note(s) will not be released to the relevant Accountholder unless and until the Registrar or the Registered Holder, as the case may be, has notified the Original Issuer and Nadra of the necessary revocation of or amendment to such proxy.

12.
Electronic Voting Instructions must comply with and be transmitted in accordance with the usual procedure of the relevant Clearing System, so as to be received by a Clearing System sufficiently in advance of the Expiration Time.

13.	Electronic Voting Instructions should clearly specify whether the Beneficial Owner wishes to vote in favour of or against the Extraordinary Resolution.
14.
If Electronic Voting Instructions are not received from or on behalf of a Beneficial Owner by a Clearing System by the Expiration Time (or such earlier time as may be set by the relevant Clearing System) (and such Beneficial Owner does not otherwise make arrangements to vote at the Meeting (or adjourned meeting, as applicable) or to attend in person by appointing a proxy also in advance of the Expiration Time), such Beneficial Owner will be deemed to have declined to vote in respect of the Extraordinary Resolution and shall not be entitled to receive the Consent Fee.

15.
The quorum required at the Meeting shall be two or more persons validly (in accordance with the provisions of the Trust Deed) present (each a “voter”) in person holding the Notes or being proxies and representing or holding not less than two-thirds of the aggregate principal amount of the outstanding Notes, provided however that so long as at least two-thirds of the aggregate principal amount of the outstanding Notes is represented by a Global Note Certificate or a single Individual Note Certificate, a single voter appointed in relation thereto or being the holder of the Notes represented  thereby shall be deemed to be two voters for the purposes of forming a quorum (the “Single Voter Proviso”).

16.
If within 15 minutes after the time fixed for the Meeting, a quorum is not present, the Meeting may be adjourned for such period, being not less than 14 days nor more than 42 days, and to such time and place as may be appointed by the chairman (with the approval of the Trustee) either at or subsequent to the Meeting.  Notice of any adjourned meeting shall be given in the same manner as notice of the original Meeting, save that 10 days’ notice (exclusive of the day on which notice is given and of the day on which the Meeting is to be resumed), shall be sufficient and shall contain the quorum requirements which will apply when the Meeting resumes and information required for the notice of the original Meeting shall be given.

17.
If the Meeting is adjourned for lack of quorum, it is the intention of Nadra to arrange for a notice convening the adjourned meeting to be held as soon as reasonably practicable following such adjournment.

18.
To the extent that any of the consents and approvals of the NBU that are required to be provided in connection with the Amendments before the Settlement Date are not obtained no Amendments set out in the Extraordinary Resolution shall take effect regardless of the outcome of the Meeting.

19.
In the event that Nadra becomes subject to liquidation proceedings prior to the Meeting or any adjourned meeting, the Meeting (or adjourned meeting, as the case may be) shall proceed as planned, however regardless of the results of the vote on the Extraordinary Resolution, no Amendments set out therein shall take effect.

20.
At any adjourned meeting, the quorum shall be two or more voters holding Notes or being proxies and representing or holding not less than one-third of the aggregate in principal amount of the outstanding Notes, provided however that, so long as at least one-third of the aggregate principal amount of the outstanding Notes is represented by a Global Note Certificate or a single Individual Note Certificate, a single voter appointed in relation thereto or being the holder of the Notes represented  thereby shall be deemed to be two voters for the purposes of forming a quorum.

21.
To be passed in relation to the Notes, the Extraordinary Resolution must be passed at a Meeting duly convened and held in accordance with the provisions of Schedule 4 (Provisions for Meetings of Noteholders) to the Trust Deed by a majority of not less than three-quarters of the votes cast.

22.	Except where the Single Voter Proviso applies, every question submitted to the Meeting shall be decided in the first instance by a show of hands.
23.
Unless a poll is validly demanded before or at the time that the result is declared, the chairman’s declaration that on a show of hands the Extraordinary Resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the Extraordinary Resolution.

24.
A demand for a poll shall be valid if it is made by the chairman, the Original Issuer, the Trustee or one or more voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes.  The poll may be taken immediately or after such adjournment as the chairman directs, but any poll demanded on the election of the chairman or on any question of adjournment shall be taken at the Meeting without adjournment.  A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the chairman directs.

25.
On a show of hands every holder of the Notes who is present in person or any person who is a proxy or a representative shall have one vote.  On a poll every such person shall have one vote in respect of each U.S.$1,000 in aggregate face amount of the outstanding Note(s) represented or held by him.  Without prejudice to the obligations of the proxies, a person entitled to more than one vote shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way.  In the case of a voting tie, the chairman shall have a casting vote.

26.
If the Extraordinary Resolution is duly passed at the Meeting (or adjourned meeting, as applicable) duly convened and held in accordance with the Trust Deed, the Extraordinary Resolution shall be binding on all the Noteholders, whether or not present at the Meeting (or adjourned meeting, as applicable), and each of them shall be bound to give effect to it accordingly.

27.	This notice and any non-contractual obligations arising out of or in connection with it shall be governed by, and shall be construed in accordance with, English law.

Any questions regarding the terms of the Solicitation may be directed to the Solicitation Agent at the address and telephone number specified below:

The Solicitation Agent is:

UBS LIMITED
1 Finsbury Avenue
London EC2M 2PP
United Kingdom

Attention:  Liability Management Group
By telephone:  +44 (0) 20 7567 0525
By email:  mark-t.watkins@ubs.com
By facsimile:  +44 (0) 20 7568 5332

The Tabulation Agent is:

LUCID ISSUER SERVICES LIMITED
Leroy House,
436 Essex Road
London N1 3QP
United Kingdom

By telephone:  +44 (0) 20 7704 0880
By email: nadra@lucid-is.com
By facsimile:  +44 (0) 20 7067 9098
Attention:  Sunjeeve Patel

The Principal Paying Agent is:

HSBC BANK PLC
8 Canada Square
London E14 5HQ
United Kingdom

The Swiss Paying Agent is:

UBS AG
Bahnhofstrasse 45
CH-8001 Zurich
Switzerland

The Registrar is:

HSBC PRIVATE BANK (JERSEY) LIMITED
P.O. Box 88
1 Grenville Street
St. Helier
Jersey JE4 9PF

This notice is given by:

HSBC BANK PLC
8 Canada Square
London E14 5HQ
United Kingdom

acting in conjunction with Open Joint Stock Commercial Bank Nadra, in its capacity as borrower under the Loan Agreement and NDR Finance plc, in its capacity as the proposed successor issuer.

1 June 2010

APPENDIX B

Below the memorandum of understanding agreed between Nadra and a group of Noteholders representing approximately 50 per cent of the aggregate par value of the Notes as of 10 May 2010.  Please note that Section 1 of the Main Terms of the Restructuring makes reference to prepayment of a portion of the principal amount due under the Loan Agreement.  Under the terms of this Memorandum, there is no prepayment of a portion of the principal amount due under the Loan Agreement.  Instead, an equivalent cash amount is provided by means of the Consent Fee.

MEMORANDUM OF UNDERSTANDING

REGARDING RESTRUCTURING OF INDEBTEDNESS UNDER NOTES

This memorandum of understanding (the “Memorandum”) is made on 10 May 2010

BETWEEN

(1)	Open Joint Stock Commercial Bank “Nadra’, a company incorporated under the laws of Ukraine whose registered office is at 15 Artema Street, Kyiv 04053 (“Nadra”),

and

(2)
Persons signatories hereto from time to time as holders of Loan Participation Notes issued by HSBC Bank PLC on a limited recourse basis for the sole purpose of funding a loan to Nadra (the “Noteholders”).

Nadra and the Noteholders are hereinafter jointly referred to as the “Parties”, and each severally as the “Party”.

RECITALS

(A)
The reference is made to $175,000,000 9.25% p.a. Loan Participation Notes due 2010 issued by HSBC Bank PLC, a company incorporated under the laws of England with registered office at 8 Canada Square, London E14 5HQ (“HSBC”), on a limited recourse basis for the sole purpose of funding a $175,000,000 loan to Nadra (the “Notes”).

(B)
The Parties have entered into this Memorandum in order to reflect their intention as regards the proposed restructuring of Nadra to HSBC under the $175,000,000 loan agreement between Nadra and HSBC dated 25 June 2007 (the “Loan Agreement”) and the corresponding restructuring of the indebtedness of HSBC under the Notes (the “Restructuring”).

(C)
The Parties acknowledge that the Restructuring may be formalized through (i) the execution of an amendment to the Loan Agreement in connection with the Loan Agreement and, in connection with the Notes, a supplemental prospectus, amended terms and conditions of the Notes, amended Notes, and amendment to the trust deed (the “Trust Deed”) dated 28 June 2007 between HSBC as issuer and The Law Debenture Trust Corporation P.L.C. as trustee, and/or such other documents as may be reasonably agreed or (ii) the execution of an offer to partially redeem and partially exchange the Notes for new notes which have a form substantially similar to the Notes following the proposed amendment to the Loan Agreement referenced in (i) above (the “New Notes”) which simultaneously seeks an amendment to the Loan Agreement of the Notes to allow for the redemption of the Notes and/or delivery of New Notes (documents referred to in item (i) or (ii) hereinabove, as applicable, collectively – the “Restructuring Documents”).

(D)	This Memorandum is to record the Parties’ agreement as regards the main terms of the Restructuring and sets out a framework for future cooperation as to the way in which the Restructuring may proceed.

(E)
This Memorandum does not represent a complete summary of the contractual or commercial aims of the Parties, but constitutes a statement of mutual intentions of the Parties with respect to the Restructuring. The Parties will act in good faith attempting to achieve goals stated in this Memorandum.

(F)	Capitalized words and expressions used in this Memorandum shall, unless context otherwise requires, have the meaning ascribed to them in the Loan Agreement.
MAIN TERMS OF THE RESTRUCTURING

The Restructuring shall take place on the basis of definitive Restructuring Documents (the date on which the Restructuring is effected in accordance with the Restructuring Documents being the “Closing Date”) which the Parties intend to contain the following terms:

1.
Partial redemption. Nadra shall offer, and the Noteholders shall (subject to Clause 3 of the “General” section of this Memorandum) agree to accept, to prepay a portion of the principal amount outstanding due under the Loan Agreement for up to a maximum amount available to spend of $18,000,000 at a date as agreed in the Restructuring Documents. This equates to an offer to redeem approximately $102.86 per $1,000 per submission in the Restructuring (the “Partial Redemption Amount”).

2.
Write-off and forgiveness. Immediately upon the Partial Redemption Amount becoming due and payable, 52.50% of the outstanding principal less the Partial Redemption Amount per submission shall be written-off and extinguished under the Loan Agreement and, respectively, on the Notes (the principal amount outstanding following such write-off and extinguishment equates per $1,000 to approximately 47.50% of $1,000 less $102.86, or $426.14 per $1,000 of Notes, rounded down to the nearest practicable denomination dependant upon submission size, hereinafter referred to as the “New Principal”). There shall be no premium or penalty payable by Nadra in connection with any such write-off or extinguishment of Nadra’s obligations.

Upon the Partial Redemption Amount becoming due and payable, any amounts due and payable in relation to the Loan and the Notes other than principal shall be written-off and extinguished.
3.	Repayment. Repayment of the New Principal shall commence at or around the date which is three years from the Closing Date in accordance with the following repayment schedule:
Date:	Principal Payment % of the New Principal
end of year 3	20.00
end of year 4	25.00
end of year 5	25.00
end of year 6	15.00
end of year 7	15.00

4.
Interest. Interest shall accrue on the outstanding portion of the New Principal under the Loan and the Notes from and including the Closing Date at the rate of 8.0% p.a. and shall be payable annually in arrears.

5.
Amendments/Waivers. Nadra has requested that the Noteholders approve the following changes to the Conditions, the Loan Agreement and, the Trust Deed and the Agency Agreement to take effect on the Closing Date:

(a) (b)
Waiver of and obligation not to call Events of Default existing under the Loan Agreement, the Notes, the Trust Deed and any other related documents up to and including the Closing Date;

Change in threshold amount for triggering a cross-default under Clause 15.3 (Cross Default) of the Loan Agreement from U.S.$10,000,000 to U.S.$25,000,000;

(c)
Change in the threshold amount in Clause 14.8 (Payment of Taxes and Other Claims) of the Loan Agreement from U.S.$1,000,000 (or its equivalent in any other currency) to U.S.$10,000,000 (or its equivalent in any other currency);

(d)
Amending the definition of “Change of Control” in each of the Loan Agreement and the Conditions to replace the existing requirement for the individuals named therein to hold a majority share of the authorized capital of Nadra, to state that a “Change of Control” will be deemed to have occurred occur if: (i) any person or group other than the government of Ukraine, the NBU or any other regulatory body of Ukraine (each a “Government Entity”) becomes (through one or a series of transactions) the beneficial owner of more than 50 per cent. of the voting rights attaching to the authorized share capital of Nadra, or (ii) any person or group (other than a Government Entity) who beneficially owns more than 50 per cent. of the voting rights attaching to the authorized share capital of Nadra ceases to beneficially own at least 50 per cent. of such voting rights; and

(e)
Amending the definition of “Permitted Security Interests” in the Loan Agreement to include any Security Interest given to the NBU associated with the restructuring of Nadra’s secured NBU loans up to a maximum amount equal to UAH10 billion.

COOPERATION

1.
The Parties shall use their best efforts to effect all necessary Restructuring Documents, and to enter into all such other documents and to do all such other acts and things, as are reasonable and appropriate in order to enable the Restructuring to be effected in accordance with this Memorandum, including, without limitation, the Noteholders’ voting to approve the Restructuring and the Restructuring Documents at a meeting of holders of the Notes or executing a written resolution to that effect (as the case may be), provided however the abovementioned shall be subject to Clause 3 of the “General” section of this Memorandum.

2.
Pending the execution of the Restructuring Documents, the Noteholders shall not sell or otherwise deal in their rights or interests in the Notes which they hold as of the date of this Memorandum until the Closing Date, provided however the abovementioned shall be subject to Clause 3 of the “General” section of this Memorandum.

GENERAL

1.	This Memorandum takes effect from the date hereof and stays effective until the earlier of (i) 31 July 2010, and (ii) the Closing Date.
2.
National Bank of Ukraine, in its capacity as the regulator of Nadra, has reviewed this Restructuring and accepts this structure as being in line with the intended restructuring of the bank's external liabilities with a view of potential future recapitalisation of Nadra. Nadra incorporates by reference the Resolution of the National Bank of Ukraine dated 15 April 2010 No. 205 “About Submission of the Proposal Regarding State Participation in Capitalization of the Open Joint-Stock Company Commercial Bank ‘Nadra’” of which this document's intentions remain current.

3.
Nadra acknowledges that the Noteholders may not be authorised to act or agree upon this Memorandum on the behalf of those persons and/or entities whose interests the Noteholders represent (the “Underlying Beneficial Owners”). Accordingly, the Restructuring and the selling or dealing with the Notes, shall be subject to the Underlying Beneficial Owners' approval and agreement. Noteholders shall advise the Underlying Beneficial Owners to participate in the Restructuring outlined in this Memorandum. Each decision to (i) participate in the Restructuring or (ii) deal in the Notes prior to the completion of the Restructuring will be made by the respective Underlying Beneficial Owners.

4.
In the restructuring of its external liabilities Nadra will attempt to treat all creditors fairly and equally as much as it is practicable in the light of the variety of different instruments and classes of such creditors and investors. This includes maintaining a broadly similar net present value of restructuring proposals to different classes of creditors and investors. A sample calculation of net present value for Noteholders (Nadra Bank Net Present Value Example) is included as reference herein.

5.
Any notice to be served under this Memorandum must be in writing and may be delivered or sent by post to the Party to be served at that Party’s address as set out in this Memorandum or at such other address as the recipient may have previously notified the sender. Any notice or document shall be deemed served: (a) if delivered, at the time of delivery or on the next succeeding business day if not a business day; or (b) if posted, forty eight hours after posting or on the next succeeding business day if not a business day.

6.	While this Memorandum is not intended to be legally binding, nevertheless, for the avoidance of doubt, it shall be governed by and construed in accordance with English law.
7.
Any dispute arising out of or in connection with this Memorandum shall be referred to and finally resolved by arbitration under the Arbitration Rules of the London Court of International Arbitration. The arbitral tribunal shall consist of three arbitrators appointed in accordance with the LCIA rules. The seat of arbitration shall be London, England and the language of the arbitration shall be English.

8.	This Memorandum may be executed in any number of counterparts and all those counterparts taken together shall be deemed to constitute one and the same Memorandum.
9.
This Memorandum and its contents are intended for the exclusive use of the Parties and shall not be disclosed by them to any person other than their respective legal and financial advisors for the purposes of the Restructuring, the National Bank of Ukraine and the Government of Ukraine, unless the prior written consent of the relevant other Party is obtained, such consent not to be unreasonably withheld.

GENERAL/CONTACT DETAILS

This Memorandum, and any non-contractual obligations arising out of or in connection with it, are governed by, and shall be construed in accordance with, English law.
Any questions regarding the terms of the Proposal or the Solicitation may be directed to the Solicitation Agent at the address and telephone number specified below:

The Solicitation Agent is:

UBS LIMITED
1 Finsbury Avenue
London EC2M 2PP
United Kingdom

Attention:  Liability Management Group
By telephone:  +44 (0) 20 7567 0525
By email:  mark-t.watkins@ubs.com
By facsimile:  +44 (0) 20 7568 5332

The Tabulation Agent is:

LUCID ISSUER SERVICES LIMITED
Leroy House
436 Essex Road
London N1 3QP
United Kingdom

By telephone:  +44 (0) 20 7704 0880
By email:  nadra@lucid-is.com
By facsimile:  +44 (0) 20 7067 9098
Attention:  Sunjeeve Patel

The Principal Paying Agent is:

HSBC BANK PLC
8 Canada Square
London E14 5HQ
United Kingdom

The Swiss Paying Agent is:

UBS AG
Bahnhofstrasse 45
CH-8001 Zurich
Switzerland

The Registrar is:

HSBC PRIVATE BANK (JERSEY) LIMITED
P.O. Box 88
1 Grenville Street
St. Helier
Jersey JE4 9PF